PROSPECTUS	Filed pursuant to Rule 424(b)3 Registration No. 333-192853

PROSPECTUS

Up to 15,000,000 shares of common stock

We are hereby registering 15,000,000 shares, representing approximately 22% of our fully-diluted outstanding common stock if warrants held by our directors are exercised and all shares are sold, for sale by Kodiak Capital Group, LLC, a Delaware limited liability company and an underwriter in this offering, pursuant to an Investment Agreement. The agreement allows us to require Kodiak to purchase up to $5,000,000 of our common stock.

We are not selling any shares of common stock in the resale offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling shareholder. We will, however, receive proceeds from the sale of securities to Kodiak pursuant to Put Notice(s) under the Investment Agreement.

This offering will terminate on the earlier of (i) when all 15,000,000 shares are sold, (ii) when the maximum offering amount of $5,000,000 has been achieved, or (iii) on the date which is two years after the effective date hereof, unless we terminate it earlier.

Investing in the common stock involves risks. Premier Biomedical, Inc. is a development stage company with limited operations, limited income, and limited assets, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 10. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990, and as a result you may be limited in your ability to sell our stock.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the OTC Bulletin Board under the symbol “BIEI.”  The closing price of our common stock as reported on the OTC Bulletin Board on December 31, 2013, was $0.748.

These shares will be sold by Kodiak from time to time whenever the person or persons who exercise voting control over Kodiak deem it appropriate and for whatever reason the person or persons who exercise voting control over Kodiak deem it appropriate in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Kodiak, and any participating broker-dealers, will be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act,” and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. Kodiak will purchase the shares of our common stock for seventy-five percent (75%) of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement. Kodiak has informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

The date of this Prospectus is January 17, 2014

PROSPECTUS SUMMARY

PREMIER BIOMEDICAL, INC.

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting the treatment of Alzheimer’s Disease (AD), Fibromyalgia, Multiple Sclerosis (MS), Traumatic Brain Injury (TBI), Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig’s Disease), Blood Sepsis and Viremia, and Cancer.

We have not generated any revenue to date, and we do not currently have a product ready for market.

U.S. Army CRADA

On June 7, 2013, we entered into a Cooperative Research and Development Agreement (the “CRADA”) with the Clinical Investigation Regulatory Office U.S. Army Medical Research and Material Command (“CIRO”) for performing medical research, development, testing and evaluation.

The purpose of the CRADA is to outline the terms upon which we will collaborate with the U.S. Army Medical Research and Material Command at the William Beaumont Army Medical Center (“WBAMC”) on the “Clearance of Specific Immunomodulators from Cerebrospinal Fluid via Selective Dialysis”, and more specifically targeting the prevention of suicidal ideation and clinical depression, and to assist in the creation of antibodies in order to obtain a decrease in the neuropathologic findings in traumatic brain injury.

Our obligation under the CRADA, in addition to providing the basis for the study, is to cover approximately $10,000 in costs, while the U.S. Army Medical Research and Material Command will provide equipment, material and services. The CRADA can be terminated by either party pursuant to thirty (30) days’ notice, or work will cease upon completion of the study, exhaustion of funds, termination, or July 31, 2016, whichever occurs first. We have the initial authorization to file patent applications on all inventions jointly developed during the term of the CRADA.

University of Texas, El Paso Agreement

On May 9, 2012, we entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, we will work jointly with the University to develop a series of research and development programs around our sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas’ campuses. We will pay the University’s actual overhead for the projects, plus a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and us. The agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

License Agreements

On May 12, 2010, we entered into two separate License Agreements. One License Agreement was entered into with Altman Enterprises, LLC, wherein we obtained certain exclusive rights in (i) proprietary technology that is the subject of one pending international, or PCT, patent application relating to the treatment of auto-immune diseases, and (ii) the “Feldetrex” trademark. The Patent Cooperation Treaty (“PCT”) is an international patent law treaty which was concluded in 1970. It provides a unified procedure for filing patent applications to protect inventions in each of its contracting countries. A patent application filed under the PCT is called an international application, or PCT application. The other License Agreement was entered into with Marv Enterprises, LLC, wherein we obtained certain exclusive rights in proprietary technology that is the subject of two international, or PCT, patent applications relating to the treatment of blood borne carcinomas and sequential extracorporeal treatment of blood. We started developing a business around these two licenses immediately. The licensors are entities under the control of Dr. Mitchell S. Felder, the Chairman of our Board of Directors. We decided to abandon pursuit of these international patents over our intellectual properties during 2011 and focus exclusively on the U.S. patent market.

Under the terms of the Altman license, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. The licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor. The license is for an indefinite term, but may be terminated by either party upon a breach by the other party, or if certain conditions (including a breach of the agreement, an intentional devaluation by us of our common stock owned by licensor, our failure to diligently pursue commercialization of the licensed technology, and the presence of litigation or a regulatory action against us) are not satisfied.

Under the terms of the Marv license, which are nearly identical to the Altman license, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. The licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor. The license is for an indefinite term, but may be terminated by either party upon a breach by the other party, or if certain conditions (including a breach of the agreement, an intentional devaluation by us of our common stock owned by licensor, our failure to diligently pursue commercialization of the licensed technology, and the presence of litigation or a regulatory action against us) are not satisfied.

We intend to uphold the license agreements and follow the terms thereof. While Dr. Felder is one of our Company’s founders and the Chairman of our Board of Directors, there can be no assurance that he will extend the offer to license these technologies to us in the future as currently contemplated.

Corporate Information

Premier Biomedical, Inc. was formed on May 10, 2010 in the State of Nevada

Our corporate headquarters are located at P.O. Box 31374, El Paso, Texas 79930, and our telephone number is (814) 786-8849. We have offices virtually in the homes of our management team in Texas, Pennsylvania, and Florida. Our website is http://www.premier biomedical.com/. Information contained on our website is not incorporated into, and does not constitute any part of, this Prospectus.

The Offering

We are registering up to 15,000,000 shares of our common stock for resale by Kodiak Capital Group, LLC, a Delaware limited liability company and an underwriter in this offering, pursuant to an Investment Agreement. The agreement allows us to require Kodiak to purchase up to $5,000,000 of our common stock.

These shares will be sold by Kodiak from time to time whenever the person or persons who exercise voting control over Kodiak deem it appropriate and for whatever reason the person or persons who exercise voting control over Kodiak deem it appropriate in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Kodiak will purchase the shares of our common stock for seventy-five percent (75%) of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement. Kodiak received a one-time issuance of 559,140 shares of our common stock, restricted in accordance with Rule 144, as a commitment for the investment. Kodiak has informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

We will not be permitted to submit a Put Notice to Kodiak, or draw down any funds from the financing arrangement, if the shares issued to Kodiak would cause them to beneficially own more than 9.99% of our outstanding common stock on the date of the issuance of the shares. The 15,000,000 shares being registered represent a good faith estimate of the number of shares of common stock that will be issuable pursuant to the agreement.

On any Closing Date, we shall deliver to Kodiak the number of shares of the Common Stock registered in the name of Kodiak as specified in the Put Notice. In addition, we must deliver the other required documents, instruments and writings required. Kodiak is not required to purchase the shares unless:

•	Our Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the applicable put shall have been declared effective;
•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities; and
•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

We believe that we will be able to meet all of the above obligations mandated in Investment Agreement set forth above. We are aware that if we fail to perform our obligations and we fail to deliver to Kodiak on the Put Date the shares of Common Stock corresponding to the applicable Put, Kodiak shall suffer financial hardship and therefore we acknowledge that we will be liable for any and all losses, commission, fees, interest, legal fees or any other financial hardships caused to Kodiak. Fees and penalties for such losses (liquidated damages) to Kodiak shall be paid by the Company in accordance with the following schedule:

Payments for Each Number of Days Overdue	For each $10,000 Worth of Common Stock

1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
Over 10	$1,000 + $200 for each Business Day beyond the tenth day

Kodiak has agreed that neither it nor its affiliates will engage in any short selling of the common stock.

All of the common stock registered by this Prospectus will be sold by Kodiak at the prevailing market prices at the time they are sold. We currently have 18,355,819 shares of common stock outstanding, and if all of the shares included in the registration statement of which this Prospectus is a part are issued, and 34,000,000 warrants are exercised by certain of our directors, we will have 67,355,819 shares of common stock outstanding.

Risk Factors

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We are developing medical treatments for Alzheimer’s disease, multiple sclerosis, amyotrophic lateral sclerosis, fibromyalgia, traumatic brain injury, blood sepsis and virema, and cancer. We face risks in developing our product candidates and services and eventually bringing them to market. We also face risks that our business model becomes obsolete. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Offering

Existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Kodiak Capital Group Investment Agreement.

The sale of our common stock to Kodiak Capital Group, LLC in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to Kodiak in order to exercise a put under the Investment Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the Offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Kodiak Investment Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Kodiak Investment Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Investment Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Investment Agreement is realized.

Dilution based upon common stock put to Kodiak and the stock price discounted to Kodiak’s purchase price of 75% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement. The example below illustrates dilution based upon a $0.60 market price/$0.45 purchase price and other increased/decreased prices (without regard to Kodiak’s 9.99% ownership limit):

$5,000,000 Put

Stock Price(Kodiak Purchase Price)	Shares Issued	Percentage of Outstanding Shares (1)
$0.75 ($0.60) +25%	8,333,333	13.8%
$0.60 ($0.45)	11,111,111	17.6%
$0.45 ($0.34) -25%	14,705,130	22.0%
$0.30 ($0.23) -50%	21,739,130	29.5%
$0.15 ($0.11) -75%	45,454,545	46.7%

(1)	Based on 52,355,819 shares outstanding before the Put as of December 31, 2013, which assumes the exercise of 34,000,000 warrants by certain of our directors.

Kodiak Capital Group, LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued to Kodiak under the Investment Agreement will be purchased at a twenty five percent (25%) discount or seventy five percent (75%) of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement.

Kodiak has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Kodiak sells our shares, the price of our common stock may decrease. If our stock price decreases, Kodiak may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreements may cause the price of our common stock to decline.

Kodiak Capital Group, LLC has entered into similar agreements with other public companies and may not have sufficient capital to meet our put notices.

Kodiak has entered into similar investment agreements with other public companies, and some of those companies have filed registration statements with the intent of registering shares to be sold to Kodiak pursuant to investment agreements. We do not know if management at any of the companies who have or will have effective registration statements intend to raise funds now or in the future, what the size or frequency of each put request would be, if floors will be used to restrict the amount of shares sold, or if the investment agreement will ultimately be cancelled or expire before the entire amount of shares are put to Kodiak. Since we do not have any control over the requests of these other companies, if Kodiak receives significant requests, it may not have the financial ability to meet our requests. If so, the amount of available funds may be significantly less than we anticipate.

We are registering an aggregate of 15,000,000 shares of common stock to be issued under the Kodiak Investment Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 15,000,000 shares of common stock under the registration statement of which this Prospectus forms a part for issuance pursuant to the Kodiak Investment Agreement. The sale of these shares into the public market by Kodiak could depress the market price of our common stock.

Risk Factors Related to the Business of the Company

We have a limited operating history and our financial results are uncertain.

We have a limited history and face many of the risks inherent to a new business. As a result of our limited operating history, it is difficult to accurately forecast our potential revenue. Our revenue and income potential is unproven and our business model is still emerging. Therefore, there can be no assurance that we will provide a return on investment in the future. An investor in our common stock must consider the challenges, risks and uncertainties frequently encountered in the establishment of new technologies, products and processes in emerging markets and evolving industries. These challenges include our ability to:

•	execute our business model;
•	create brand recognition;
•	manage growth in our operations;
•	create a customer base in a cost-effective manner;
•	retain customers;
•	access additional capital when required; and
•	attract and retain key personnel.

There can be no assurance that our business model will be successful or that it will successfully address these and other challenges, risks and uncertainties.

We will need additional funding in the future, and if we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate our product candidate development programs, commercial efforts, or sales efforts.

Developing products and methods and procedures of treatment and marketing developed products is costly. We will need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our product candidates.

We may need to finance future cash needs through public or private equity offerings, debt financings or strategic collaboration and licensing arrangements. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants and may result in high interest expense. If we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our product candidates, processes and technologies or our development projects or to grant licenses on terms that are not favorable to us. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or curtail some of our commercialization efforts of our operations. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

We do not own our technologies, they are owned by, and licensed from, two entities that are under the control of the Chairman of our Board of Directors.

We do not currently own the technologies necessary to conduct our operations. The patents necessary to pursue our intended business plan are under the control of our Chairman of the Board of Directors. As consideration for the two licenses, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. The licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor. The license agreements contain provisions that require us to indemnify the licensor for any claims, including costs of litigation, brought against them related to the licenses, and require us to maintain insurance that may be burdensome. In the event of a breach of our obligations under the license agreements, the licensors are entitled to various damages and remedies, up to and including termination of said license agreements. The licensors are entities under the control of Dr. Mitchell S. Felder, the Chairman of our Board of Directors. While Dr. Felder is one of our Company’s founders and the Chairman of our Board of Directors, there can be no assurance that he will extend the offer to license these technologies to us in the future as currently contemplated.

We do not intend to take our Feldetrex® product candidate past the development stage, but instead intend to enter into collaboration agreements with collaboration partners. If we are unable to enter into an agreement with collaboration partners, our Feldetrex® product candidate cannot be marketed, and it will not generate revenue for us.

We do not intend to conduct clinical trials on our Feldetrex® product candidate. We instead intend to enter into one or more collaboration agreements with third parties to do so. However, we have not entered into any such agreements, or discussions for any such agreements, and we cannot guarantee that we will be successful in doing so. If we do not find a collaboration partner, the Feldetrex® product candidate cannot be marketed, and it will not generate any revenue for us.

The failure to generate revenue from our Feldetrex® product candidate will have a materially adverse effect on our overall revenues, profitability, and we may not be able to continue operations.

If an individual used any of our product candidates prior to their approval by the FDA or other regulatory authority, we face risks of unforeseen medical problems, and up to a complete ban on the sale of our product candidates.

The efficacy and safety of pharmaceutical products is established through a process of clinical testing under Federal Drug Administration (“FDA”) oversight. No individual is authorized or should use any of our products outside of an established process of clinical testing and FDA approval and authorization. If an individual were to use one of our product candidates in such a manner, we cannot predict the potential medical harm to that individual. If such an event were to occur, the FDA or similar regulatory agency might impose a complete ban on the sale or use of our candidate products.

The FDA might not approve our product candidates for marketing and sale.

We intend to enter into agreements with larger pharmaceutical companies as collaboration partners, in part to help cover the cost of seeking regulatory approvals. We believe that FDA approval of some of our product candidates will need to undergo a full investigational new drug (IND) application with the FDA, including clinical trials. There can be no assurance that the FDA will approve our IND application or any other applications. Failure to obtain the necessary FDA approval will have a material negative affect on our operations. While we intend to license our Feldetrex® product to a larger pharmaceutical company they, in turn, may not be able to obtain the necessary approval to market and sale the product.

We may fail to deliver commercially successful new product candidates, methods and procedures of treatment, and treatments.

Our technology is at an early stage of research and development. As of the date hereof, we have partnered with the University of Texas at El Paso (UTEP), and protocol for animal testing procedures is being developed in conjunction with UTEP at this time. Subsequent clinical trials on human patients will be coordinated with our development partners in the near future. We have also entered into a Cooperative Research and Development Agreement (the “CRADA”) with the Clinical Investigation Regulatory Office U.S. Army Medical Research and Material Command (“CIRO”) for performing medical research, development, testing and evaluation. Pursuant to the CRADA, we will collaborate with the U.S. Army Medical Research Material Command at the William Beaumont Army Medical Center (“WBAMC”) on the “Clearance of Specific Immunomodulators from Cerebrospinal Fluid via Selective Dialysis,” and more specifically, targeting the prevention of suicidal ideation and clinical depression, and assisting in the creation of antibodies in order to obtain a decrease in the neuropathologic findings in traumatic brain injuries.

The development of commercially viable new products and methods and procedures of treatment, as well as the development of additional uses for existing products and methods and procedures of treatment, is critical to our ability to generate sales and/or sell the rights to manufacture and distribute our product and process candidates to another firm. Developing new products and methods and procedures of treatment is a costly, lengthy and uncertain process. A new product or process candidate can fail at any stage of the development or commercialization, and one or more late-stage product or process candidates could fail to receive regulatory approval.

New product and process candidates may appear promising in development, but after significant investment, fail to reach the market or have only limited commercial success. This, for example, could be as a result of efficacy or safety concerns, inability to obtain necessary regulatory approvals, difficulty or excessive costs to manufacture, erosion of patent term as a result of a lengthy development period, infringement of third-party patents or other intellectual property rights of others or inability to differentiate the product or process adequately from those with which it competes.

The commercialization of product and process candidates under development may not be profitable.

In order for the commercialization of our product candidates to be profitable, our product and process candidates must be cost-effective and economical to manufacture on a commercial scale. Furthermore, if our product candidates and methods and procedures of treatment do not achieve market acceptance, we may not be profitable. Subject to regulatory approval, we expect to incur significant development, sales and marketing expenses in connection with the commercialization of our new product and process candidates. Even if we receive additional financing, we may not be able to complete planned development and marketing of any or all of our product or process candidates. Our future profitability may depend on many factors, including, but not limited to:

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;
•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
•	the costs of establishing manufacturing and production, sales, marketing and distribution capabilities; and
•	the effect of competing technological and market developments.

Even if our collaboration partners receive regulatory approval for our product and process candidates, we may not earn significant revenues from such product or process candidates. With respect to the product and methods and procedures of treatment candidates in our development pipeline that are being developed by or in close conjunction with third parties, our ability to generate revenues from such product and process candidates will depend in large part on the efforts of such third parties. To the extent that our collaboration partners are not successful in commercializing our product or process candidates, our revenues will suffer, we will incur significant additional losses and the price of our common stock will be negatively affected.

We may engage in strategic transactions that fail to enhance stockholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing stockholder value. We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair stockholder value or otherwise adversely affect our business. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm our results of operation and business prospects.

Our business is heavily regulated by governmental authorities, and failure to comply with such regulation or changes in such regulations could negatively impact our financial results.

We must comply with a broad range of regulatory controls on the testing, approval, manufacturing and marketing of our product candidates, procedures and other treatments, particularly in the United States and countries of the European Union, that affect not only the cost of product development but also the time required to reach the market and the uncertainty of successfully doing so. Health authorities have increased their focus on safety when assessing the benefit risk/balance of drugs in the context of not only initial product approval but also in the context of approval of additional indications and review of information regarding marketed products. Stricter regulatory controls also heighten the risk of changes in product profile or withdrawal by regulators on the basis of post-approval concerns over product safety, which could reduce revenues and can result in product recalls and product liability lawsuits. There is also greater regulatory scrutiny, especially in the United States, on advertising and promotion and in particular on direct-to-consumer advertising.

The regulatory process is uncertain, can take many years, and requires the expenditure of substantial resources. In particular, proposed human pharmaceutical therapeutic product requirements set by the FDA in the United States, and similar health authorities in other countries, require substantial time and resources to satisfy. We may never obtain regulatory approval for our product and process candidates.

We may not be able to gain or sustain market acceptance for our services and product candidates.

Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect our financial condition and results of operations. Moreover, there can be no assurance that we will successfully complete our development and introduction of new products or product enhancements, or methods and procedures of treatment or that any such product candidates or methods and procedures of treatment will achieve acceptance in the marketplace. We may also fail to develop and deploy new products and product enhancements on a timely basis.

The market for products, methods and procedures of treatment and services in the pharmaceuticals industry is highly competitive, and we may not be able to compete successfully.

We intend to operate in highly competitive markets. We will likely face competition both from proprietary products of large international manufacturers and producers of generic pharmaceuticals. Most of the competitors in the industry have longer operating histories and significantly greater financial, technical, marketing and other resources than us, and may be able to respond more quickly than we can to new or changing opportunities and customer requirements. Also, many competitors have greater name recognition and more extensive customer bases that they can leverage to gain market share. Such competitors are able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than we can.

Significant product innovations, technical advances or the intensification of price competition by competitors could adversely affect our operating results. We cannot predict the timing or impact of competitive products or their potential impact on sales of our product candidates.

If any of our major product candidates or methods and procedures of treatment were to become subject to a problem such as unplanned loss of patent protection, unexpected side effects, regulatory proceedings, publicity affecting doctor or patient confidence or pressure from competitive products and methods and procedures of treatment, or if a new, more effective treatment should be introduced, the adverse impact on our revenues and operating results could be significant.

We are dependent on the services of key personnel and failure to attract qualified management could limit our growth and negatively impact our results of operations.

We are highly dependent on the principal members of our management and scientific staff and certain key consultants, including our Chief Executive Officer and the Chairman of the Scientific Advisory Board. We will continue to depend on operations management personnel with pharmaceutical and scientific industry experience. At this time, we do not know of the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our financial condition and results of operations.

If physicians and patients do not accept our current or future product candidates or methods and procedures of treatment, we may be unable to generate significant additional revenue, if any.

The products and methods and procedures of treatment that we may develop or acquire in the future may fail to gain market acceptance among physicians, health care payors, patients and the medical community. Physicians may elect not to recommend these treatments for a variety of reasons, including:

•	timing of market introduction of competitive drugs;
•	lower demonstrated clinical safety and efficacy compared to other drugs or treatments;
•	lack of cost-effectiveness;
•	lack of availability of reimbursement from managed care plans and other third-party payors;
•	lack of convenience or ease of administration;
•	prevalence and severity of adverse side effects;
•	other potential advantages of alternative treatment methods; and
•	ineffective marketing and distribution support.

If our product candidates and processes fail to achieve market acceptance, we would not be able to generate significant revenue.

We are exposed to the risk of liability claims, for which we may not have adequate insurance.

Since we participate in the pharmaceutical industry, we may be subject to liability claims by employees, customers, end users and third parties. We do not currently have product liability insurance. We intend to have proper insurance in place; however, there can be no assurance that any liability insurance we purchase will be adequate to cover claims asserted against us or that we will be able to maintain such insurance in the future. We intend to adopt prudent risk management programs to reduce these risks and potential liabilities; however, we have not taken any steps to create these programs and have no estimate as to the cost or time required to do so and there can be no assurance that such programs, if and when adopted, will fully protect us. We may not be able to put risk management programs in place, or obtain insurance, if we are unable to retain the necessary expertise and/or are unsuccessful in raising necessary capital in the future. Adverse rulings in any legal matters, proceedings and other matters could have a material adverse effect on our business.

Pre-clinical and clinical trials are conducted during the development of potential products and other treatments to determine their safety and efficacy for use by humans. Notwithstanding these efforts, when our treatments are introduced into the marketplace, unanticipated side effects may become evident. Manufacturing, marketing, selling and testing our product candidates under development or to be acquired or licensed, entails a risk of product liability claims. We could be subject to product liability claims in the event that our product candidates, processes, or products under development fail to perform as intended. Even unsuccessful claims could result in the expenditure of funds in litigation and the diversion of management time and resources, and could damage our reputation and impair the marketability of our product candidates and processes. While we plan to maintain liability insurance for product liability claims, we may not be able to obtain or maintain such insurance at a commercially reasonable cost. If a successful claim were made against us, and we don’t have insurance or the amount of insurance was inadequate to cover the costs of defending against or paying such a claim or the damages payable by us, we would experience a material adverse effect on our business, financial condition and results of operations.

Other companies may claim that we have infringed upon their intellectual property or proprietary rights.

We do not believe that our product candidates and methods and procedures violate third-party intellectual property rights; however, we have not had an independent party conduct a study of possible patent infringements. Nevertheless, we cannot guarantee that claims relating to violation of such rights will not be asserted by third parties. If any of our product candidates or methods and procedures of treatment are found to violate third-party intellectual property rights, we may be required to expend significant funds to re-engineer or cause to be re-engineered one or more of those product candidates or methods and procedures of treatment to avoid infringement, or seek to obtain licenses from third parties to continue offering our product candidates or methods and procedures of treatment without substantial re-engineering, and such efforts may not be successful.

In addition, future patents may be issued to third parties upon which our product candidates and methods and procedures of treatment may infringe. We may incur substantial costs in defending against claims under any such patents. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which effectively could block our ability to further develop or commercialize some or all of our products or methods and procedures of treatment in the United States or abroad, and could result in the award of substantial damages against us. In the event of a claim of infringement, we may be required to obtain one or more licenses from third parties. There can be no assurance that we will be able to obtain such licenses at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such license could be costly and have a material adverse effect on our business.

Our success depends on our ability to protect our proprietary technology.

Our success depends, to a significant degree, upon the protection of our proprietary technology, and that of any licensors. Legal fees and other expenses necessary to obtain and maintain appropriate patent protection could be material. Insufficient funding may inhibit our ability to obtain and maintain such protection. Additionally, if we must resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, and could involve a high degree of risk to our proprietary rights if we are unsuccessful in, or cannot afford to pursue, such proceedings.

Our licensors have filed provisional patent applications covering technologies pertaining to the treatments of Multiple Sclerosis, Blood Sepsis, and Cancer. We anticipate that other technologies that derive from these patents will also belong to us and are covered by the license agreements. However, we have not conducted thorough prior art or novelty studies, but we are not aware of existing prior art that would prevent us from obtaining patents on our product candidates or methods and procedures of treatment. Prior art preventing us from obtaining broad patent protection is a possibility. Inability to obtain valid and enforceable patent protection would have a material negative impact on our business opportunities and success. Because the patent positions of pharmaceutical and biotechnology companies are highly uncertain and involve complex legal and factual questions, the patents may not be granted on our applications, and any future patents owned and licensed by us may not prevent other companies from developing competing products or ensure that others will not be issued patents that may prevent the sale of our products or require licensing and the payment of significant fees or royalties. Furthermore, to the extent that: (i) any of our future products or methods are not patentable; (ii) such products or methods infringe upon the patents of third parties; or (iii) our patents or future patents fail to give us an exclusive position in the subject matter to which such patents relate, our business will be adversely affected. We may be unable to avoid infringement of third-party patents and may have to obtain a license, or defend an infringement action and challenge the validity of such patents in court. A license may be unavailable on terms and conditions acceptable to us, if at all. Patent litigation is costly and time consuming, and we may be unable to prevail in any such patent litigation or devote sufficient resources to even pursue such litigation. If we do not obtain a license under such patents, are found liable for infringement and are not able to have such patents declared invalid, we may be liable for significant monetary damages, encounter significant delays in bringing products to market or may be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

We may also rely on trademarks, trade secrets and contract law to protect certain of our proprietary technology. There can be no assurance that any trademarks will be approved, that such contract will not be breached, or that if breached, will have adequate remedies. Furthermore, there can be no assurance that any of our trade secrets will not become known or independently discovered by third parties.

Additionally, we may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. There can be no assurance that we will have or be able to acquire title or exclusive rights to the inventions or technical information derived from such collaborations, or that disputes will not arise with respect to rights in derivative or related research programs conducted by us or such collaborators.

Our future growth may be inhibited by the failure to implement new technologies.

Our future growth is partially tied to our ability to improve our knowledge and implementation of medical and pharmaceutical technologies. The inability to successfully implement commercially viable medical and pharmaceutical technologies in response to market conditions in a manner that is responsive to our customers’ requirements could have a material adverse effect on our business.

Risks Related To Our Common Stock

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to Biomedical Industry companies;
•	changes in financial estimates or recommendations by securities analysts;
•	announcements of innovations or new products or services by us or our competitors;

•	the emergence of new competitors;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our board or management;
•	sales or purchases of our common stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations; and
•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

If we are unable to pay the costs associated with being a public, reporting company, we may not be able to continue trading on the Over the Counter Bulletin Board and/or we may be forced to discontinue operations.

Our common stock is listed for trading on the OTCBB. We expect to have significant costs associated with being a public, reporting company, which may raise substantial doubt about our ability to continue trading on the OTCBB and/or continue as a going concern. Our ability to continue trading on the OTCBB and/or continue as a going concern will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. If we are unable to achieve the necessary product sales or raise or obtain needed funding to cover the costs of operating as a public, reporting company, our common stock may be deleted from the OTCBB and/or we may be forced to discontinue operations.

Our principal stockholders have the ability to exert significant control in matters requiring stockholder approval and could delay, deter, or prevent a change in control of our company.

William A. Hartman and Dr. Mitchell S. Felder collectively own 6,453,944 shares of our outstanding common stock, and through the exercise of warrants could acquire another 34,310,000 shares of our common stock and 2,000,000 shares of our Series A Convertible Preferred Stock. The shares of our preferred stock have 100 votes per share, giving these two shareholders the vast majority of our current voting securities. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because they control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by these shareholders could result in management making decisions that are in the best interest of those shareholders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock. Investors who purchase our common stock should be willing to entrust all aspects of operational control to our current management team.

We do not intend to pay dividends in the foreseeable future.

We do not intend to pay any dividends in the foreseeable future. We do not plan on making any cash distributions in the manner of a dividend or otherwise. Our Board presently intends to follow a policy of retaining earnings, if any.

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We are authorized to issue up to 300,000,000 shares of common stock, of which there are currently 18,355,819 shares issued and outstanding, and up to an additional 41,690,000 of which may be issued and outstanding if all of our currently outstanding preferred stock and warrants were exercised and converted into common stock. We therefore have up to an additional 240,304,181 authorized but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized the issuance of up to 10,000,000 shares of preferred stock in the discretion of our Board. The shares of authorized but undesignated preferred stock may be issued upon filing of an amended certificate of incorporation and the payment of required fees; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

The forward looking statements contained in this Prospectus report may prove incorrect.

This Prospectus contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding distribution; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the biotechnology industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this Prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this Prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders in this offering. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

However, we will receive up to $5,000,000 from the sale of common stock to Kodiak under the Investment Agreement. These proceeds would be received from time-to-time as Put Notices are delivered to Kodiak, and we will use these proceeds for working capital needs.

Our allocation of proceeds represents our best estimate based upon the expected requirements of our proposed business and marketing plan. If any of these factors change, we may reallocate some of the net proceeds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

INVESTMENT AGREEMENT

On December 5, 2013, we entered into the Investment Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC in order to establish a possible source of funding for us.

Under the Investment Agreement, Kodiak has agreed to provide us with up to $5,000,000 of funding upon effectiveness of this prospectus; for which 15,000,000 shares of our common stock are being registered pursuant to this prospectus. During this period, we can deliver a put under the Investment Agreement by selling shares of our common stock to Kodiak and Kodiak will be obligated to purchase the shares. A put transaction must close before we can deliver another put notice to Kodiak.

We may request a put by sending a put notice to Kodiak, stating the amount of the put. During the five trading days following a notice, we will calculate the amount of shares we will sell to Kodiak and the purchase price per share. The number of shares of Common Stock that Kodiak shall purchase pursuant to each put notice shall be determined by dividing the amount of the put by the purchase price.

The purchase price per share of common stock will be set at seventy five-percent (75%) of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment

There is no minimum amount we can put to Kodiak at any one time. Upon effectiveness of the Registration Statement, the Company shall deliver instructions to its transfer agent to issue shares of Common Stock to Kodiak free of restrictive legends on or before each closing date.

Pursuant to the Investment Agreement, Kodiak and its affiliates shall not be issued shares of our common stock that would result in its beneficial ownership equaling more than 9.99% of our outstanding common stock.

Kodiak will not enter into any short selling or any other hedging activities during the pricing period. On December 5, 2013, we entered into a Registration Rights Agreement with Kodiak requiring, among other things, that we prepare and file with the SEC a Registration Statement on Form S-1 covering the shares issuable to Kodiak under the Investment Agreement. As per the Investment Agreement, none of Kodiak’s obligations thereunder are transferrable and may not be assigned to a third party.

SELLING SECURITY HOLDERS

The Selling Shareholder is Kodiak Capital Group, LLC, a Delaware limited liability company and an underwriter in this offering. Ryan Hodson, Managing Member, has voting and dispositive power with respect to shares of stock beneficially owned by Kodiak. Pursuant to the terms of an Investment Agreement, at our election we may sell to Kodiak up to $5,000,000 worth of our common stock at a price equal to seventy-five percent (75%) of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement

In connection with the Investment Agreement, we (i) paid to Kodiak $10,000 to cover their legal and administrative costs, (ii) issued to Kodiak an aggregate of 559,140 shares of our common stock, restricted in accordance with Rule 144, as a commitment for the investment.

As of the date of this Prospectus, assuming a closing bid price of $0.75 per share, our sales price to Kodiak would be $0.5625 per share and we would have to issue approximately 8,888,888 shares of our common stock to receive all $5,000,000.

As of the date of this Prospectus, there are approximately 6,346,700 shares of our common stock held by or currently issuable to non-affiliates, representing approximately 34.6% of the outstanding common stock prior to any sales to Kodiak. The 15,000,000 shares we are registering for resale by Kodiak represents approximately 236% of the outstanding common stock held by non-affiliates, and if all are issued will represent approximately 70% of the outstanding common stock held by non-affiliates.

We cannot sell shares to Kodiak if such shares would cause Kodiak to own more than 9.99% of our common stock. As a result, as of the date of this Prospectus, and after giving effect to the exercise of 34,000,000 warrants by certain of our directors, Kodiak cannot own more than approximately 5,810,850 shares after giving effect to that issuance to Kodiak. If our total number of outstanding shares of common stock increases, as it will as we sell shares to Kodiak under the Investment Agreement, then we would be able to sell more shares to Kodiak before reaching the 9.99% threshold. In the event gross proceeds reach $5,000,000 from the sale of less than 15,000,000 shares, the offering will end with no further shares sold. Our limited trading volume and price volatility is likely to inhibit Kodiak’s ability to resell shares we sell to them, which will negatively impact our ability to sell more shares to them. It is also likely that each sale will decrease our stock price which means subsequent sale may provide less proceeds per share that the previous sale. In addition, we have only registered 15,000,000 shares for resale by Kodiak.

Kodiak intends to sell up to 15,000,000 shares and is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement. As of date of this Prospectus, Kodiak or its affiliates owns 559,140 shares of our common stock prior to the offering. After the offering is completed, unless they have sold some or all of the shares held as of the date hereof, Kodiak will continue to own 559,140 shares of our common stock.

All of the shares held by the selling stockholders are restricted securities as that term is defined in Rule 144 promulgated under the Securities Act of 1933.

PLAN OF DISTRIBUTION

The Selling Shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the principal trading market on which our common stock trades or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The Selling Shareholder is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Shareholder. The Selling Shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We will pay all expenses in connection with the registration and sale of the common stock by the Selling Shareholder. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$1,237
Transfer Agent Fees	Approximately	2,000
Costs of Printing and Engraving	Approximately	1,000
Legal Fees	Approximately	40,000
Accounting and Audit Fees	Approximately	2,500
Total		$46,737

We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Shareholder. We may, however, receive proceeds from the sale of our common stock under the Investment Agreement. Neither the Investment Agreement, nor any rights of the parties thereunder, may be assigned or delegated to any other person.

Because the Selling Shareholder is an “underwriter” within the meaning of the Securities Act, it will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholder.

We agreed to keep this Prospectus effective until all the shares covered by the registration statement of which this Prospectus is a part (i) have been sold, thereunder or pursuant to Rule 144, or (ii) (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) (I) may be sold without the requirement for us to be in compliance with the current public information requirement under Rule 144 or (II) we are in compliance with the current public information requirement under Rule 144, or (iii) the commitment period under the Committed Equity Facility Agreement has expired and no registrable securities are then held of record by the Selling Shareholder that are subject to any resale restriction under Rule 144, as determined by our counsel in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Selling Shareholder. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholder or any other person. We will make copies of this Prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. As of the date of this Registration Statement, there are 18,355,819 shares of our common stock issued and outstanding, and no shares of preferred stock issued or outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares of Series A Convertible Preferred stock have been authorized (but are not issued). The Preferred Stock is convertible, at the option of the holder, into one share of common stock for each share of Preferred Stock converted. The holders of our Preferred Stock also have 100 votes per share of Preferred Stock that they hold, to be voted as a group along with the common shareholders on all matters on which the shareholders are entitled to vote. The holders of our Preferred Stock have no specific rights, as a group, to elect directors (although the number of votes per share of Preferred Stock entitles the holders of at least 600,000 shares of Preferred Stock, as a group, the right to elect all directors over the holders of our currently outstanding common stock). The holders of our preferred stock are not entitled to a dividend preference over the common stock, but are entitled to a liquidation preference in the amount of $1.25 per share. The preferred stock is not redeemable. Finally, the holders of the preferred stock are entitled to protective provisions as follows:

The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock: (i) effect a sale of all or substantially all of the Company’s assets or which results in the holders of the Company’s capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Company’s capital stock after the transaction, (ii) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Company’s common stock.

Dividend Policy. We have not declared or paid a cash dividend on our capital stock in our last two fiscal years and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Options and Warrants. There are outstanding warrants to acquire a total of 36,250,000 shares of our common stock at $0.00001 per share. 17,000,000 warrants are held by each of William A. Hartman and Dr. Mitchell S. Felder, and 2,250,000 warrants are held by our legal counsel.

There are outstanding warrants to acquire 2,000,000 shares of our Series A Convertible Preferred Stock. These warrants are held equally by William A. Hartman and Dr. Mitchell S. Felder. The holders of Series A Convertible Preferred Stock, as a group, having voting control of the Company.

There are outstanding warrants to acquire 2,450,000 shares of our common stock at $1.45 per share. 50,000 warrants are held by each of William A. Hartman, Dr. Mitchell S. Felder, Heidi Carl, Jay Rosen, and Justin Felder. 1,050,000 warrants are held by each of John S. Borza and Richard T. Najarian. The remaining 100,000 warrants are held equally by Ramon D. Foltz and Scott Barnes, former members of our Board of Directors.

There are outstanding warrants to acquire 150,000 shares of our common stock at $0.75 per share held by six (6) investors.

There are outstanding warrants to acquire 300,000 shares of our common stock at $0.96 per share held by one (1) investor. The warrants will vest at the rate of 50,000 shares per month on the first of each month beginning October 1, 2013.

There are outstanding warrants to acquire 50,000 shares of our common stock at $0.25 per share.

Other than as set forth above, as of the date of this prospectus, we do not have any outstanding options, warrants, or other convertible securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

Clyde Snow & Sessions, PC serves as our legal counsel in connection with this offering. Clyde Snow & Sessions does not directly own any shares of our common stock.

Brian A. Lebrecht, a Shareholder and Director of Clyde Snow & Sessions and the primary attorney serving as counsel in connection with this offering, is the President and sole shareholder of The Lebrecht Group, APLC, our previous legal counsel, which owns 240,990 shares of our common stock and warrants to acquire 2,250,000 shares of our common stock at an exercise price of $0.00001 per share, exercisable over a 10 year term. See Financial Statements, Note 9 - Common Stock Warrants.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated on May 10, 2010 in the State of Nevada.

U.S. Army CRADA

On June 7, 2013, we entered into a Cooperative Research and Development Agreement (the “CRADA”) with the Clinical Investigation Regulatory Office U.S. Army Medical Research and Material Command (“CIRO”) for performing medical research, development, testing and evaluation.

The purpose of the CRADA is to outline the terms upon which we will collaborate with the U.S. Army Medical Research and Material Command at the William Beaumont Army Medical Center (“WBAMC”) on the “Clearance of Specific Immunomodulators from Cerebrospinal Fluid via Selective Dialysis”, and more specifically targeting the prevention of suicidal ideation and clinical depression, and to assist in the creation of antibodies in order to obtain a decrease in the neuropathologic findings in traumatic brain injury.

Our obligation under the CRADA, in addition to providing the basis for the study, is to cover approximately $10,000 in costs, while the U.S. Army Medical Research and Material Command will provide equipment, material and services. The CRADA can be terminated by either party pursuant to thirty (30) days’ notice, or work will cease upon completion of the study, exhaustion of funds, termination, or July 31, 2016, whichever occurs first. We have the initial authorization to file patent applications on all inventions jointly developed during the term of the CRADA.

University of Texas, El Paso Agreement

On May 9, 2012, we entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, we will work jointly with the University to develop a series of research and development programs around our sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas’ campuses. We will pay the University’s actual overhead for the projects, plus a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and us. The agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

License Agreements

On May 12, 2010, we entered into two separate License Agreements. One License Agreement was entered into with Altman Enterprises, LLC, wherein we obtained certain exclusive rights in (i) proprietary technology that is the subject of one pending international, or PCT, patent application relating to the treatment of auto-immune diseases, and (ii) the “Feldetrex” trademark. The Patent Cooperation Treaty (“PCT”) is an international patent law treaty which was concluded in 1970. It provides a unified procedure for filing patent applications to protect inventions in each of its contracting countries. A patent application filed under the PCT is called an international application, or PCT application. The other License Agreement was entered into with Marv Enterprises, LLC, wherein we obtained certain exclusive rights in proprietary technology that is the subject of two international, or PCT, patent applications relating to the treatment of blood borne carcinomas and sequential extracorporeal treatment of blood. We started developing a business around these two licenses immediately. The licensors are entities under the control of Dr. Mitchell S. Felder, the Chairman of our Board of Directors. We decided to abandon pursuit of these international patents over our intellectual properties during 2011 and focus exclusively on the U.S. patent market.

Under the terms of the Altman license, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. The licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor. The license is for an indefinite term, but may be terminated by either party upon a breach by the other party, or if certain conditions (including a breach of the agreement, an intentional devaluation by us of our common stock owned by licensor, our failure to diligently pursue commercialization of the licensed technology, and the presence of litigation or a regulatory action against us) are not satisfied.

Under the terms of the Marv license, which are nearly identical to the Altman license, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. The licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor. The license is for an indefinite term, but may be terminated by either party upon a breach by the other party, or if certain conditions (including a breach of the agreement, an intentional devaluation by us of our common stock owned by licensor, our failure to diligently pursue commercialization of the licensed technology, and the presence of litigation or a regulatory action against us) are not satisfied.

We intend to uphold the license agreements and follow the terms thereof. While Dr. Felder is one of our Company’s founders and the Chairman of our Board of Directors, there can be no assurance that he will extend the offer to license these technologies to us in the future as currently contemplated.

Overview

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting the treatment of:

- Alzheimer’s Disease (AD)	- Fibromyalgia
- Multiple Sclerosis (MS)	- Traumatic Brain Injury (TBI)
- Amyotrophic Lateral Sclerosis	- Blood Sepsis and Viremia
(ALS/Lou Gehrig’s Disease)	- Cancer

We have a two-fold corporate focus:

One is to target Alzheimer’s disease, ALS, Blood Sepsis, Leukemia, and other life-threatening cancers, and to do this we intend to develop our proprietary Sequential-Dialysis Technique. The methodology involved in this technique is largely unexplored and has been described by scientists as the “wild west” of modern medicine. Consequently, our first entry into the therapeutics market for medications that work against cancer, Multiple Sclerosis, infectious diseases, Alzheimer’s disease, strokes and traumatic brain injury carries significant obstacles before reaching the opportunities of a $700 billion industry.

The other is the development of our proprietary drug candidate Feldetrex™, a potential treatment for Multiple Sclerosis, Fibromyalgia, and Traumatic Brain Injury. The formulation used in the current Feldetrex™ will be individually tailored to the various illnesses we intend to target, with each formulation being given a unique proprietary brand name. The annual market size of MS treatment is $500 million and the annual market size for all proposed Feldetrex™ market segments is $16 billion.

To overcome the significant obstacles inherent to the development of our Sequential-Dialysis Technique and Feldetrex™ candidate drug, we are seeking to partner with prestigious institutions and pharmaceutical companies with the substantial infrastructure and resource capacity to perform experimentation and to engage in product development in an inexpensive and efficient manner.

SEQUENTIAL-DIALYSIS TECHNIQUE

Our proprietary Sequential-Dialysis Technique is a methodology for the removal of those molecules which are harmful and responsible for causing diseases. A significant disappointment in the practice of modern medicine is that the capabilities do exist to eliminate the presence of most illnesses, including life-threatening diseases such as AIDS and Cancer, but with a caveat that the process of treatment comes with catastrophic side effects that can and often do kill the patient.

Our development is that the innovative Sequential-Dialysis Methodology is done extra-corporeally (outside the body). This is a truly unique and innovative method for alleviating disease.

We believe that this methodology can be used for the prevention of cancer metastasis, for directly attacking the causation of intractable seizures, for preventing the death of anterior motor neurons in ALS, for preventing the cause of the neuropathological changes in Alzheimer’s disease and Traumatic Brain Injury and for eradicating the causations of infectious diseases, and our intention is that the effectiveness of this technique will be demonstrated and supported in future clinical studies.

Through our Sequential-Dialysis Technique, we ultimately hope to provide a cure for cancer if not only to dramatically extend the lives of suffering patients. We do not intend to conduct clinical trials on the referenced methods, but instead demonstrate them in future lab and animal experiments.

CANCER

Description of Illness

Cancer is a class of diseases in which a group of cells display 1) uncontrolled growth beyond the normal limits of cell reproduction, 2) invasion and destruction of adjacent tissues, and sometimes 3) metastasis or spread to other locations in the body via lymph or blood. These three properties of malignant cancers differentiate them from benign tumors which are self-limited and do not invade or metastasize. Most cancers form a tumor, but some, like leukemia, do not1.

Cancer may affect people at all ages but the risk for most varieties of cancer increases with age. In the United States, cancer accounts for nearly 1 in 4 deaths. According to the American Cancer Society about 577,190 Americans will die of Cancer this year, making the death toll a staggering 1,500 people per day2. Globally and on average, 7.5 million people die of Cancer every year. There are about 12.7 million people living with cancer in the United States3.

Nearly all cancers are caused by abnormalities in the genetic material of the transformed cells. These abnormalities may be due to the effect of carcinogens, such as tobacco smoke, radiation, chemicals, or infectious agents. Other cancer-promoting genetic abnormalities may be randomly acquired through errors in DNA replication, or are inherited, and thus are present in all cells from birth. The heritability of cancers is usually affected by complex interactions between carcinogens and the host’s genome. New aspects of the genetics of cancer pathogenesis, such as DNA methylation and microRNAs are increasingly recognized as important.

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1 http://www.news-medical.net/health/What-is-Cancer.aspx
2 http://www.cancer.org/acs/groups/content/@epidemiologysurveilance/documents/document/acspc-031941.pdf
3 http://costprojections.cancer.gov/

Conventional Method of Treatment

Cancer can be treated today by surgery, chemotherapy, radiation, immunotherapy, monoclonal antibody therapy, or other methods. The choice of therapy depends upon the location and grade of the tumor and the stage of the disease, as well as the general state of the patient. A number of experimental cancer treatments are also under development. Complete removal of the cancer without damage to the rest of the body is the goal of treatment. Sometimes this can be accomplished by surgery, but the propensity of cancers to invade adjacent tissue or to spread to distant sites by microscopic metastasis often limits its effectiveness. The effectiveness of chemotherapy is often limited by toxicity to other tissues in the body. Radiation damages normal tissue4.

Potential for Sequential Dialysis Technique

We intend to develop a methodology for treating cancer which is completely different from the standard treatments of chemotherapy and radiation therapy that are now being utilized. Due to the fact that all presently known treatments directly inject chemotherapeutic agents into the body of a patient and/or directly irradiate the patient, there is a very high level of adverse side effects, such as kidney failure, encephalopathy, neuropathy, heart toxicity, and other severe morbidities.

We intend to develop our intellectual property applications for utilizing a proprietary methodology in which the cancer patient’s blood or other bodily fluid is utilized to remove metastatic cancer cells or other disease causing antigens. This is accomplished by sequentially dialyzing the patient’s blood or other bodily fluid extra-corporeally. The method will utilize designer antibodies to physically remove the pathophysiologic basis of the disease. For example, in sepsis there will be the physical attachment and removal of bacteria. In cancer treatment, there will be the physical attachment and then physical removal of metastasizing cancer cells. There will also be the physical attachment, and removal of those proteins which allow cancer to metastasize successfully and then thrive-such as angiogenic proteins. To date there has been no specific clinical evidence to support a conclusion that this treatment is effective for premetastatic or metastatic cancers. We hope to demonstrate this in future lab and animal experiments. Through this process, the cancer can be targeted through a number of innovative techniques being developed by the Company.

This extra-corporeal sequential dialysis methodology for cancer treatment has an enormous potentiality for decreasing the side effects of chemotherapy and radiation treatment in cancer patients. Our methodology may also increase the efficacy of cancer treatment by allowing for much higher dosages of anti-neoplastic agents to be used through this extra-corporeal methodology. Due to the fact that this methodology completely avoids exposure of the patient’s body to these anti-cancer agents, dosages that cannot be normally tolerated can now be utilized in fighting the cancer.

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4 http://www.kfshrcj.org/NR/rdonlyres/AC6F2108-37CB-4C32-999B-B292ED658481/2846/CancerTreatment.pdf

ALZHEIMER’S DISEASE

Description of Illness

Alzheimer’s disease is a dementing illness, which induces a progressive impairment of intellectual functioning, including a loss of short term memory. There is also a progressive impairment in executive functioning with occasional psychiatric manifestations such as depression and delirium. Delirium is characterized by an acute confusion. Oftentimes patients have language impairment and apraxia—an inability to perform previously learned tasks. Patients also often times show agnosia, an inability to recognize objects, and patients have a loss of visual-spatial abilities, for example oftentimes becoming lost in familiar surroundings. Occasionally hallucinations occur in severe forms of Alzheimer’s disease.

Alzheimer’s disease comes from neuropathic changes in the brain which includes the accumulation of neurofibrillary tangles and amyloid plaques in the cortex of the brain5. Neurofibrillary tangles are composed of Tau proteins, which are deposited within the neurons of the brain. Thus, Tau proteins are the causation of Alzheimer’s disease and other Tauopathies such as Pick’s Disease, Tuberous Sclerosis and certain forms of Parkinson’s disease.

A report by the Alzheimer’s Association examining the current trajectory of Alzheimer’s disease shows that the number of Americans age 65 and older who have Alzheimer’s disease will increase from 5.1 million in 2010 to 13.5 million by mid-century. The report entitled “Changing the Trajectory of Alzheimer’s Disease: A National Imperative” shows that “in the absence of disease-modifying treatments, the cumulative cost of care for people with Alzheimer’s from 2010 to 2050 will exceed $20 trillion, in today’s dollars. Total costs of care for individuals with Alzheimer’s disease by all payers will soar from $172 billion in 2010 to more than $1 trillion in 2050.” During this time, the Medicare costs of Alzheimer’s disease will soar 600% to $627 billion and the Medicaid costs of Alzheimer’s disease will soar 400% to $178 billion6.

Conventional Method of Treatment

Presently, there is no cure for Alzheimer’s disease. Treatments exist but only target the symptoms of Alzheimer’s disease without targeting the underlying progression of the disease. Consequently the projected future life span of an individual diagnosed with Alzheimer’s disease is 5 to 7 years7.

Potential for Sequential-Dialysis Technique

We believe that our proprietary Sequential-Dialysis Technique can be used to prevent the onset of Alzheimer’s disease. This would be done by removing the proteins responsible for the pathologic changes in the brain, namely the protein Tau; thus, preventing the cause of the neuropathic changes that cause Alzheimer’s disease. The Tau protein will be removed from the cerebral spinal fluid in which it resides utilizing a designer antibody (an antibody genetically engineered for a specific purpose) which will allow for the efficacious removal of the protein. We hope to demonstrate this in future lab and animal experiments. We believe that our Sequential-Dialysis Technique can also be used in this fashion to treat Traumatic Brain Injury.
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5 McPhee, Stephen J. Current Medical Diagnosis & Treatment. 47th ed. New York: McGraw Hill, 2008. Print.
6 http://www.alz.org/documents_custom/FINAL_Trajectory_Report_Release-EMB_5-11-10.pdf
7 http://www.webmd.com/alzheimers/news/20100413/formula-predicts-alzheimers-longevity

ALS

Description of Illness

Amyotrophic Lateral Sclerosis (ALS) is a progressive neurodegenerative disease that affects nerve cells in the brain and spinal cord. While the cause of ALS is uncertain, the process of ALS is known to occur as motor neurons in affected patients progressively degenerate until death. As motor neurons degenerate, they can no longer send impulses to muscle fibers that normally result in muscle movement. Eventually, the motor neurons die and the ability of the brain to initiate and control muscle movements is lost. With voluntary muscle action progressively affected, patients in the later stages of the disease become totally paralyzed8.

ALS has been frequently referred to as Lou Gehrig’s disease, after the famous New York Yankees baseball player diagnosed with the disease in 1939.

Annually, about 5,600 people are diagnosed with ALS in the United States. The projected future life span of a diagnosed patient is two to five years. It is projected that of the current US population, 300,000 people will die of ALS before a cure is found.

The financial cost to families of persons with ALS is exceedingly high. In the advanced stages, care can cost up to $200,000 a year. Entire savings of relatives of patients are quickly depleted because of the extraordinary cost involved in the care of ALS patients9.

Conventional Method of Treatment

There is currently no cure or treatment that halts or reverses ALS. However, there is one FDA approved drug, Riluzole, which modestly slows the progression of ALS.

Potential for Sequential-Dialysis Technique

Numerous medical studies have proven that the causation of ALS is an over excitation of the anterior motor neurons in the spinal cord. Our Sequential-Dialysis Technique method removes those excitatory neural transmitters that cause the death of those cells. The method will utilize designer antibodies to physically remove excitatory neurotransmitters such as glutamate from cerebrospinal fluid. We hope to demonstrate this methodology in future lab and animal experiments. Thus, we hope to prevent the development of ALS; thereby, giving hope to patients of a currently unconquerable disease.
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8 http://www.alsa.org/als/what.cfm
9 http://www.focusonals.com/alsfacts.htm

BLOOD SEPSIS AND VIREMIA

Description of Illness

Blood Sepsis, also known as Blood Poisoning, is an infection of the blood stream. Sepsis is caused when toxin releasing bacteria, such as Staphylococcus, enter the blood. Blood Sepsis is a particularly devastating disease due to the domino-effect of organ shutdown which causes multiple organ failure. Blood Sepsis causes a whole body inflammatory state called Systemic Inflammatory Response Syndrome (SIRS).

Blood Sepsis first results in the shutdown of kidneys; thus patients require standard dialysis immediately to prevent death. As the disease progresses, vital signs collapse—the foremost of these being blood pressure. Subsequently, symptoms of Sepsis include elevated temperature, elevated heart rate, respiratory collapse, further organ failures, altered mental status and cardiac failure.

Septicemia is a major cause of death in the United States and puts people in the intensive care unit at a very high rate. Only about 1-2% of all hospitalizations in the United States are attributed to Septicemia, though Septicemia accounts for as much as 25% of bed-utilization in intensive-care units.

Conventional Method of Treatment

The traditional therapy of Blood Sepsis (bacteriema) relies on intravenous treatment using multiple antibiotics. However, in intensive care units, even with today’s treatment, approximately 35% of patients with severe sepsis and 60% of patients with septic shock die within 30 days.

Septicemia is of particular concern because of the exceedingly high cost of treatment for Septicemia patients. A typical stay in the intensive care unit costs $10,000 per day with testing. Consequently, the treatment of Blood Sepsis is one of the most costly expenditures for hospitals in America.

Potential for Sequential-Dialysis Technique

We hope to conquer Blood Sepsis and Viremia (a disease having symptoms similar to Sepsis but caused by virus) by using our proprietary Sequential-Dialysis Technique. If proven successful, this technique would dialyze the toxin producing bacteria out of the blood by using antibodies; thus saving countless lives while also providing significant cost savings to hospitals around the country. The method will utilize designer antibodies to physically remove the toxin producing bacteria out of the blood. The designer antibodies will attach to the toxin producing bacteria or virus, and then the antibody-antigen compound will be efficaciously dialyzed out of the blood extracorporeally. We hope to demonstrate this methodology in future lab and animal experiments.

FELDETREX™

Although a combination of generic medications, we believe that we have proprietary rights to our Feldetrex™ candidate drug. In this way, Feldetrex™ is similar to Viagra®, which was a proprietary cardiac drug prior to its current use and ownership by Pfizer. Consequently, we have one pending patent application for our Feldetrex™ candidate drug—intending to increase our Feldetrex™ related patent applications to three in the near future.

Feldetrex™ may serve as an additional medication utilized by physicians for the treatment of Multiple Sclerosis, Fibromyalgia, or Traumatic Brain Injury, and is designed to decrease symptomatology in those conditions. Feldetrex™ will not compete against our proprietary Sequential-Dialysis Technique in the market to treat Traumatic Brain Injury, but rather the two will work conjunctively.

Feldetrex™ utilizes a low dosage of Naltrexone which has been shown in multiple medical articles, in the medical literature, to increase endogenous enkephalins10 (endogenous enkephalins are pain-relieving pentapeptides produced in the body, located in the pituitary gland, brain, and GI tract. Axon terminals that release enkephalins are concentrated in the posterior horn of the gray matter of the spinal cord, in the central part of the thalamus, and in the amygdala of the limbic system of the cerebrum. Endogenous Enkephalins function as neurotransmitters that inhibit neurotransmitters in the pathway for pain perception, thereby reducing the emotional as well as the physical impact of pain). We have not independently conducted medical or laboratory tests to show the mechanism of action of this medication. While Naltrexone in high dosages acts as an opioid antagonist, it inhibits opiate receptors. Naltrexone in low dosages causes a compensatory upregulation (increase in the number of receptors) of native endorphins and enkephalins, which last beyond the effects of the Naltrexone itself. We believe that this means, paradoxically, that a daily dose of low dose Naltrexone can be used to chronically increase endorphin and enkephalin levels. We believe that by utilizing a low dosage, Naltrexone has a unique ability to increase enkephalins and other neurotransmitters in the brainstem of patients.
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10           A.           Bowling, Allen C.. “Low-dose naltrexone (LDN) The “411” on LDN” National Multiple Sclerosis Society. http://www.nationalmssociety.org/multimedia-library/momentum-magazine/back-issues/momentum-spring-09/index.aspx. Retrieved 6 July 2011.
B.           Bourdette, Dennis. “Spotlight on Low Dose Naltrexone (LDN)”. US Department of Veteran Affairs. http://www.va.gov/MS/articles/Spotlight_on_Low_Dose_Naltrexone_LDN.asp. Retrieved 5 July 2011.
C.           Giesser, Barbara S. (2010). Primer on Multiple Sclerosis. New York: Oxford University Press US. pp. 377. ISBN 978-0-19-536928-1.
D.           Moore, Elaine A. 1948. The promise of low dose naltrexone therapy: potential benefits in cancer, autoimmune, neurological and infectious disorders. Elaine A. Moore and Samantha Wilkinson. ISBN 978-0-7864-3715-3.
A.           Moore, Elaine A. 1948. The promise of low dose naltrexone therapy: potential benefits in cancer, autoimmune, neurological and infectious disorders. Elaine A. Moore and Samantha Wilkinson. ISBN 978-0-7864-3715-3
B.           Crain SM, Shen K-F (1995). Ultra-low concentrations of naloxone selectively antagonize excitatory effects of morphine on sensory neurons, thereby increasing its antinociceptive potency and attenuating tolerance/dependence during chronic cotreatment. Proc Natl Acad Sci USA 92: 10540–10544.
C.           Powell KJ, Abul-Husn NS, Jhamandas A, Olmstead MC, Beninger RJ, et al. (2002). Paradoxical effects of the opioid antagonist naltrexone on morphine analgesia, tolerance, and reward in rats. J Pharmacol Exp Ther 300: 588–596.
D.           Wang H-Y, Friedman E, Olmstead MC, Burns LH (2005). Ultra-low-dose naloxone suppresses opioid tolerance, dependence and associated changes in Mu opioid receptor-G protein coupling and Gβγ signaling. Neuroscience 135: 247–261

MULTIPLE SCLEROSIS

Description of Illness

Multiple Sclerosis (MS) is a devastating inflammatory neurologic disease in which white matter, known as myelin, is damaged—causing episodic or neurological symptoms. The destruction of myelin inhibits communications between the nerves in the brain.

Symptoms of Multiple Sclerosis include extreme fatigue, numbness, weakness, difficulty with eyesight, spasticity, speech problems, and problems with coordination. Multiple Sclerosis has its greatest incidence in young adults and patients are usually diagnosed at less than 55 years of age at the onset of the illness.

The cause of Multiple Sclerosis is unknown, although the disease is believed to be an autoimmune problem triggered by a virus—meaning that the patient’s immune cells attack and destroy the patient’s myelin. In the United States, there are approximately 400,000 patients diagnosed with MS and approximately 200 new patients are diagnosed every week11. Globally, Multiple Sclerosis is believed to effect 2.1 million people, mostly of European origin.

Conventional Method of Treatment

‘ABC’ drugs Avonex, Beta-Seron, Copaxone are used to treat Multiple Sclerosis but have been shown to barely beat out placebos in efficacy and are not approved in England for government subsidy. The drug Tysavri was deemed dangerous and was taken off the market for over a year.

Another treatment of MS is high dose steroids; though, this treatment simply decreases symptoms without curing MS.

Potential for Feldetrex™

Our proprietary Feldetrex™ candidate drug will not compete with typical treatment methods for Multiple Sclerosis, but rather, is simply an add-on drug to increase the effectiveness of treatment.
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11 http://www.nationalmssociety.org/about-multiple-sclerosis/what-we-know-about-ms/who-gets-ms/index.aspx

FIBROMYALGIA

Description of Illness

Fibromyalgia is a common illness affecting approximately 2% of the general population, most common amongst women 20 to 50 years of age. Approximately five million Americans suffer from the debilitating illness. The cause of Fibromyalgia is officially unknown and diagnosis of Fibromyalgia is a ‘diagnosis of exclusion’—meaning that Fibromyalgia is diagnosed as an illness after Rheumatoid Arthritis and Lupus have been ruled out with a blood test.

Patients with Fibromyalgia suffer from debilitating fatigue, numbness, headaches, and chronic widespread musculoskeletal pain with multiple tender points. Fibromyalgia is a chronic condition lasting 6 months to many years. Patients commonly complain of chronic aching, pain, stiffness, sleep difficulty, headaches, and irritable bowel syndrome. Consequently, approximately 25% of patients with Fibromyalgia are work disabled. The direct and indirect costs of Fibromyalgia are, on average, $5,945 per patient12.

Conventional Method of Treatment

Lyrica (Pregabalin) is the only FDA approved medication for the treatment of Fibromyalgia. However, Lyrica oftentimes has side effects of dizziness, drowsiness and dry mouth. Rarely, Lyrica can cause suicidal ideation and severe agitation.

Potential for Feldetrex™

Our Feldetrex™ candidate drug will not compete with currently existing treatments of Fibromyalgia, but, rather, would be an add-on-drug to increase the effectiveness of treatment.
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12 http://www.cdc.gov/arthritis/basics/fibromyalgia.htm

TRAUMATIC BRAIN INJURY

Description of Illness

Traumatic Brain Injury (TBI) occurs when an external force traumatically injures the brain. TBI is a major cause of death and disability worldwide, especially in children and young adults. Causes of TBI include falls, vehicle accidents, and violence. Three separate processes of Traumatic Brain Injury work to injure the brain: 1) bruising (bleeding), 2) tearing, and 3) swelling. Brain trauma can be caused by a direct impact or by acceleration alone. In addition to the damage caused at the moment of injury, brain trauma causes ‘secondary injury’, a variety of events that take place in the minutes and days following the injury. These processes, which include alterations in the cerebral blood flow and the pressure within the skull contribute substantially to the damage from the initial injury.

Each year, an estimated two million TBI-related deaths, hospitalizations, and emergency department visits occur in the United States. Of these patients, 56,000 die and 300,000 are hospitalized. 1.7 million patients are treated and released from an emergency department13.

Conventional Method of Treatment

The present treatment methodology for Traumatic Brain Injury is centered on the treatment of symptoms. There are currently no treatments that target the underlying pathology of Traumatic Brain Injury.

Currently used medications used to treat Traumatic Brain Injury, such as narcotics and antidepressants, have many side effects including addiction, arrhythmia, liver and kidney damage, abdominal problems, nausea, and vomiting.

Potential for Feldetrex™

Our proprietary Feldetrex™ candidate drug has a mechanism of action via a manipulation of central nervous system neurotransmitters, which involves the cerebral cortex, limbic system, and spinothalamic tracts. Feldetrex™ utilizes a low dosage of Naltrexone which has been shown in multiple medical articles, in the medical literature, to increase endogenous enkephalins. We have not independently conducted medical or laboratory tests to show the mechanism of action of this medication.
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13 http://www.caregiver.org/caregiver/jsp/content_node.jsp?nodeid=441

Development Plans

Central Nervous System Disorders

Feldetrex™

Feldetrex™, our candidate drug, is a treatment for decreasing the morbidity of Multiple Sclerosis patients. Multiple Sclerosis is a chronic, progressive illness that affects the nerves in the brain, spinal cord, and other parts of the central nervous system. Multiple Sclerosis affects over 400,000 people in the United States and may affect 2.5 million people worldwide. The licensor under our License Agreements has two pending provisional patent applications with variations featuring oral and/or possibly transdermal medication applications. We intend to compare the efficacy of Feldetrex™ to the standard injectible medications currently utilized to treat Multiple Sclerosis, such as Betaseron (Interferon beta-1b), Avonex (Interferon beta-1a), and Copaxone (Glatiramer acetate). Additionally, we plan on utilizing Feldetrex™ in peer reviewed medical studies at major medical centers to ascertain the efficacy of Feldetrex™ in symbiotically increasing the efficacy of the standard FDA approved Multiple Sclerosis injection drugs.

Feldetrex™ Development Plans

We don’t have the financial ability to conduct the necessary clinical trials for FDA approval of our Feldetrex™ product candidate. We intend to enter into agreements with larger pharmaceutical companies as collaboration partners, in part to help cover the cost of such processes.

At the conclusion of the studies involving Feldetrex™, we plan to publish the results in established medical journals and subsequently contact the large pharmaceutical firms for a possible sale or license of the rights to conduct clinical trials, manufacture, and distribute Feldetrex™.

Infectious Diseases

The licensor under our License Agreements has filed a provisional patent application for the dialyzation of blood from a patient who is dying from septicemia. Septicemia is a rapidly fatal condition in which bacteria have infected the bloodstream of a patient. These patients subsequently suffer from rapid renal failure, encephalopathy, and heart failure unless the septicemia is quickly reversed. Each year approximately 200,000 Americans die from septicemia14. The traditional treatment of septicemia has been intravenous antibiotics, which have limited efficacy and are highly toxic.

Our method of treatment is to use an extracorporeal methodology of blood dialysis in which the bacteria-infected blood is sterilized through a proprietary methodology of dialyzation in which the blood is placed into contact with antibiotics within the dialysis lumen for a specified period, which subsequently kills the bacterial pathogen with a sequential removal of the antibiotic in order to negate any toxicity to the treated patient. We anticipate that this method could be utilized in place of the standard methodology or could be utilized as an adjunctive treatment for intensive care unit patients.
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14 Longo, Dan (2011). Harrison's principles of internal medicine. (18th ed.). New York: McGraw-Hill. p. Chapter 271.

Development Plans

Initial concept experimentations began in 2012. After proof of concept experimentations, we intend to implement a clinical hospital/doctor test plan for patients using the same contacts developed in the studies described above for Feldetrex™. We anticipate that these studies will be initiated after successful laboratory testing no earlier than 2014. Actual clinical trials with patients, conducted in conjunction with our collaboration partners, may continue for many years. We plan to contact the large medical firms, such as Johnson and Johnson, Pfizer, and Eli Lilly, to attempt to sell the rights to use our technology and conduct the anticipated clinical trials, beginning as early as mid-to-late 2014.

Oncology

The licensor under our License Agreements is currently developing applications for utilizing a proprietary methodology in which the cancer patient’s blood is utilized to remove metastatic cancer cells. This is accomplished by dialyzing the patient’s blood extra-corporeally, and, through our proprietary methodology, placing the cancer cells in contact with anti-neoplastic agents within the lumen of the dialysis apparatus. We believe this extra-corporeal methodology for cancer treatment has an enormous potentiality for decreasing the side effects of chemotherapy and irradiation treatment in cancer patients. Our methodology may also increase the efficacy of cancer treatment by allowing for much higher dosages of anti-neoplastic agents to be used through this extra-corporeal methodology. Because this method completely avoids exposure of the patient’s corpus to these anti-cancer agents, we believe dosages that cannot be normally tolerated can now be utilized in fighting the cancer.

Development Plans

We initiated laboratory tests to prove our cancer-fighting technology in late 2012. In 2013, we completed two breast oncology studies to test the effectiveness of a treatment proposed by Premier Biomedical, Inc. on small mice populations. Premier Biomedical, Inc. believes that the results of these studies will be published in a scientific journal in January 2014, although the results will ultimately be published at the discretion of the University of Texas at El Paso. We plan to undertake additional studies at a university/hospital during 2014. We estimate the cost for each of these studies to be between $300,000 and $500,000, including actual testing with cancer patients, which we anticipate funding from additional capital raises. At the anticipated successful conclusion of these studies, we plan to contact the large pharmaceutical/medical devices firms, such as Johnson & Johnson, Boston Scientific, Medtronics, Pfizer, and E. I. Lilly, to attempt to negotiate a partnership and/or sale of the technology.

Research and Development

Innovation by our research and development operations is very important to our success. Our goal is to discover, develop and bring to market innovative products and treatments that address major unmet medical needs, including initially, Multiple Sclerosis, Septicemia, and Cancer. We expect this goal to be supported by substantial research and development investments.

We plan on conducting research internally and may also through contracts with third parties, through collaborations with universities and biotechnology companies and in cooperation with pharmaceutical firms. We may also seek out promising compounds and innovative technologies developed by third parties to incorporate into our discovery or development methods and procedures or projects, as well as our future product lines, through acquisition, licensing or other arrangements.

In addition to discovering and developing new products, methods and procedures of treatment and treatments, we expect our research operations to add value to our existing products and methods and procedures of treatment in development by improving their effectiveness and by discovering new uses for them.

Marketing

Currently, we manage our marketing responsibilities internally. We intend to seek a partnership with and/or sale of our product candidates/technologies to large pharmaceutical and/or medical devices firms. These firms have the ability to effectively promote our product candidates to healthcare providers and patients. Through their marketing organizations, they can explain the approved uses, benefits and risks of our product candidates to healthcare providers, such as doctors, nurse practitioners, physician assistants, pharmacists, hospitals, Pharmacy Benefit Managers (PBMs), Managed Care Organizations (MCOs), employers and government agencies. They also market directly to consumers in the U.S. through direct-to-consumer advertising that communicates the approved uses, benefits, and risks of our product candidates while continuing to motivate people to have meaningful conversations with their doctors. In addition, they sponsor general advertising to educate the public on disease awareness, important public health issues, and patient assistance programs.

The large pharmaceutical/medical devices firms principally sell their products to wholesalers, but they also sell directly to retailers, hospitals, clinics, government agencies and pharmacies and also work with MCOs, PBMs, employers and other appropriate healthcare providers to assist them with disease management, patient education and other tools that help their medical treatment routines.

Patents and Intellectual Property Rights

Our licensors, Marv Enterprises, LLC and Altman Enterprises, LLC, have filed provisional patent applications in the United States and a PCT Europe National Patent for three patents in the areas of cancer, sepsis, and multiple sclerosis. If granted, we expect these patents to cover the medical treatments discussed above for Multiple Sclerosis, Blood Sepsis, and Cancer and be effective until 2029. Marv and Altman have licensed these technologies to us pursuant to the terms of the License Agreements. Because our license agreements cover the patents and “all applications of the United States and foreign countries that claim priority to the above PCT applications, including any non-provisionals, continuations, continuations-in-part, divisions, reissues, re-examinations or extensions thereof,” we anticipate that other technologies that derive from these patents will also belong to us and are covered by the license agreements.

Patents extend for twenty years from the date of patent filing. The actual protection afforded by a patent, which can vary from country to country, depends upon the type of patent, the scope of its coverage and the availability of legal remedies in the country.

Dr. Felder is the owner of the Feldetrex mark, and has also licensed this to us pursuant to the terms of the License Agreements.

We expect our patent and related rights to be of material importance to our business.

Competition

Our business is conducted in an intensely competitive and often highly regulated market. Our treatments face competition in the form of branded drugs, generic drugs and the currently practiced treatments for Multiple Sclerosis, Blood Sepsis, and Cancer. The principal forms of competition include efficacy, safety, ease of use, and cost effectiveness. Where possible, companies compete on the basis of the unique features of their products, such as greater efficacy, better patient ease of use or fewer side effects. A lower overall cost of therapy is also an important factor. Products that demonstrate fewer therapeutic advantages must compete for inclusion based primarily on price. Though the means of competition vary among product categories, demonstrating the value of our medications and procedures will be a critical factor for our success.

Our competitors include large worldwide research-based drug companies, smaller research companies with more limited therapeutic focus, and generic drug manufacturers. We compete with other companies that manufacture and sell products that treat similar diseases as our major medications and procedures.

Environment

Our business may be subject to a variety of federal, state and local environmental protection measures. We intend to comply in all material respects with applicable environmental laws and regulations.

Regulation

We expect our business to be subject to varying degrees of governmental regulation in the United States and any other countries in which our operations are conducted. In the United States, regulation by various federal and state agencies has long been focused primarily on product safety, efficacy, manufacturing, advertising, labeling and safety reporting. The exercise of broad regulatory powers by the FDA continues to result in increases in the amounts of testing and documentation required for FDA clearance of new drugs and devices and a corresponding increase in the expense of product introduction. Likewise, the approval process with the FDA is estimated to take approximately seven (7) years from the time it is started. Similar trends are also evident in major markets outside of the United States.

Clinical trials are a set of procedures in medical research conducted to allow safety (or more specifically, information about adverse drug reactions and adverse effects of other treatments) and efficacy data to be collected for health interventions (e.g., drugs, diagnostics, devices, therapy protocols). These trials can take place only after satisfactory information has been gathered on the quality of the non-clinical safety, and Health Authority/Ethics Committee approval is granted in the country where the trial is taking place.

Depending on the type of product and the stage of its development, investigators enroll healthy volunteers and/or patients into small pilot studies initially, followed by larger scale studies in patients that often compare the new product with the currently prescribed treatment. As positive safety and efficacy data are gathered, the number of patients is typically increased. Clinical trials can vary in size from a single center in one country to multicenter trials in multiple countries.

Due to the sizable cost a full series of clinical trials may incur, the burden of paying for all the necessary people and services is usually borne by the sponsor who may be a governmental organization, a pharmaceutical, or biotechnology company. Since the diversity of roles may exceed resources of the sponsor, often a clinical trial is managed by an outsourced partner such as a contract research organization or a clinical trials unit in the academic sector.

The regulatory agencies under whose purview we intend to operate have administrative powers that may subject us to such actions as product withdrawals, recalls, seizure of products and other civil and criminal sanctions.

Because we intend to seek a partnership with and/or sale of our product candidates/technologies to large pharmaceutical and/or medical devices firms, we anticipate that a larger pharmaceutical company will undertake to navigate the regulatory pathway, including conducting clinical trials, for a product such as Feldetrex™.

Employees

As of the date hereof, we do not have any employees other than our officers and directors. Our officers and directors will continue to work for us for the forseeable future. We anticipate hiring appropriate personnel on an as-needed basis, and utilizing the services of independent contractors as needed.

ORGANIZATION WITHIN LAST FIVE YEARS

Premier Biomedical, Inc. was formed on May 10, 2010 in the State of Nevada.

DESCRIPTION OF PROPERTY

We do not currently lease or use any office space. We have not paid any amounts to Mr. Hartman for the use of his personal office or for reimbursement of personal office expenses incurred by him.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

SELECTED FINANCIAL DATA

	As of and for the Period from May 10, 2010 (inception) to December 31,	As of and for the Nine Months Ended September 30,
Premier Biomedical, Inc.	2012 (audited)	2013 (unaudited)

Statement of Operations Data:

Revenue	$-	$-
Net operating income (loss)	$(1,827,226)	$(3,870,882)
Net income (loss)	$(1,828,041)	$(3,879,406)

Balance Sheet Data:

Cash	$40,284	$73,718
Current assets	$40,353	$73,905
Total assets	$43,395	$77,827

Current liabilities	$119,161	$180,129
Total liabilities	$119,161	$180.129
Total stockholders’ deficit	$(75,766)	$(102,302)

Total loss per common share	$(0.15)	$(0.26)

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting the treatment of Alzheimer’s Disease (AD), Fibromyalgia, Multiple Sclerosis (MS), Traumatic Brain Injury (TBI), Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig’s Disease), Blood Sepsis and Viremia, and Cancer.

UTEP Collaborative Agreement

On May 9, 2012, we entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, we will work jointly with the University to develop a series of research and development programs around our sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas’ campuses. We will pay the University’s actual overhead for the projects, a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with the programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and us. The agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

U.S. Army CRADA

On June 7, 2013, we entered into a Cooperative Research and Development Agreement (the “CRADA”) with the Clinical Investigation Regulatory Office U.S. Army Medical Research and Material Command (“CIRO”) for performing medical research, development, testing and evaluation.

The purpose of the CRADA is to outline the terms upon which we will collaborate with the U.S. Army Medical Research and Material Command at the William Beaumont Army Medical Center (“WBAMC”) on the “Clearance of Specific Immunomodulators from Cerebrospinal Fluid via Selective Dialysis”, and more specifically targeting the prevention of suicidal ideation and clinical depression, and to assist in the creation of antibodies in order to obtain a decrease in the neuropathologic findings in traumatic brain injury.

Our obligation under the CRADA, in addition to providing the basis for the study, is to cover approximately $10,000 in costs, while the U.S. Army Medical Research and Material Command will provide equipment, material and services. The CRADA can be terminated by either party pursuant to thirty (30) days’ notice, or work will cease upon completion of the study, exhaustion of funds, termination, or July 31, 2016, whichever occurs first. We have the initial operation to file patent applications on all inventions jointly developed during the term of the CRADA.

We have not generated any revenue to date, and we do not currently have a product ready for market.

Going Concern

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the period from May 10, 2010 (Inception) to December 31, 2012 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. In order to continue as a going concern we must effectively balance many factors and begin to generate revenue so that we can fund our operations from our sales and revenues. If we are not able to do this we may not be able to continue as an operating company. At our current revenue and burn rate, our cash on hand will last approximately two months. However, there is no assurance that our existing cash flow will be adequate to satisfy our existing operating expenses and capital requirements.

Results of operations for the three months ended September 30, 2013 and 2012

	Three Months Ended
	September 30,		Increase /
	2013	2012	(Decrease)

Revenue	$-	$-	$-

Operating expenses:
Research and development	58,473	-	58,473
General and administrative	666,936	17,265	649,671
Professional fees	299,857	41,041	258,816
Total operating expenses	1,025,266	58,306	966,960

Net operating loss	(1,025,266)	(58,306)	966,960
Other expense	(8,044)	(239)	7,805

Net loss	$(1,033,310)	$(58,545)	$974,765

Revenues:

The Company was established on May 10, 2010 and is in the development stage and had no revenues from the period from May 10, 2010 (inception) to September 30, 2013.

Research and Development:

Research and development expenses were $58,473 for the three months ended September 30, 2013 compared to $-0- for the three months ended September 30, 2012, an increase of $58,473. The increase was primarily due to research and development costs incurred during the three months ended September 30, 2013 related to the development of our patented technologies and research fees incurred with UTEP and CIRO that were not incurred during the comparative three months ended September 30, 2012.

General and Administrative:

General and administrative expenses were $666,936 for the three months ended September 30, 2013 compared to $17,265 for the three months ended September 30, 2012, an increase of $649,671, or 3,763%. The increase was primarily due to non-cash board of director compensation expense of $650,000 that was recognized due to the excess fair value of 1,000,000 shares of common stock sold at $0.05 per share during the three months ended September 30, 2013 that were not incurred during the comparative three months ended September 30, 2012.

Professional Fees:

Professional fees expense was $299,857 for the three months ended September 30, 2013 compared to $41,041 for the three months ended September 30, 2012, an increase of $258,816, or 631%. The increase was primarily due to $256,500 of non-cash stock based compensation related to a total of 350,000 shares of common stock granted to independent contractors during the three months ended September 30, 2013 that were not incurred during the comparative three months ended September 30, 2012.

Net Operating Loss:

Net operating loss for the three months ended September 30, 2013 was $1,025,266 or ($0.06) per share compared to a net operating loss of $58,306 for the three months ended September 30, 2012, or ($0.00) per share, an increase of $966,960 or 1,658%. Net operating loss increased primarily due to $906,500 of non-cash stock based compensation costs and $58,473 of increased research and development costs incurred as we commenced our efforts to develop our patented technologies in the current year.

Other Expense:

Other expense for the three months ended September 30, 2013 was $8,044 compared to $239 for the three months ended September 30, 2012, an increase of $7,805 or 3,266%. Other expense consisted of $180 of imputed interest expense on non-interest bearing debts owed to our officers and directors, $279 of accrued interest and $3,500 of finance costs on a convertible note payable, and $4,085 of amortization expense on the debt discount related to the beneficial conversion feature of the convertible promissory note. The increase was primarily due to increased lending obtained pursuant to a convertible promissory note entered into on August 13, 2013 that was outstanding during the three months ended September 30, 2013 that was not outstanding during the comparative three months ended September 30, 2012.

Net Loss:

Net loss for the three months ended September 30, 2013 was $1,033,310 or ($0.06) per share compared to a net loss of $58,545 for the three months ended September 30, 2012, or ($0.00) per share, an increase of $974,765 or 1,665%. Net loss increased primarily due to $906,500 of stock based compensation costs, $58,473 of increased research and development costs incurred as we commenced our efforts to develop our patented technologies and $7,864 of interest and finance costs incurred during the three months ended September 30, 2013 that were not incurred during the comparative three months ended September 30, 2012.

Results of operations for the nine months ended September 30, 2013 and 2012:

	Nine Months Ended
	September 30,		Increase /
	2013	2012	(Decrease)

Revenue	$-	$-	$-

Operating expenses:
Research and development	180,213	-	180,213
General and administrative	2,994,164	30,342	2,963,822
Professional fees	696,505	81,827	614,678
Total operating expenses	3,870,882	112,169	3,758,713

Net operating loss	(3,870,882)	(112,169)	3,758,713
Other expense	(8,524)	(385)	8,139

Net loss	$(3,879,406)	$(112,554)	$3,766,852

Revenues:

The Company was established on May 10, 2010 and is in the development stage and had no revenues from the period from May 10, 2010 (inception) to September 30, 2013.

Research and Development:

Research and development expenses were $180,213 for the nine months ended September 30, 2013 compared to $-0- for the nine months ended September 30, 2012, an increase of $180,213. The increase was primarily due to research and development costs incurred during the nine months ended September 30, 2013 related to the development of our patented technologies and research fees incurred with UTEP and CIRO that were not incurred during the comparative nine months ended September 30, 2012.

General and Administrative:

General and administrative expenses were $2,994,164 for the nine months ended September 30, 2013 compared to $30,342 for the nine months ended September 30, 2012, an increase of $2,963,822, or 9,768%. The increase was primarily due to stock based compensation costs of $2,965,000 from the excess fair value of a total of 4,000,000 shares of common stock sold amongst four directors at a $0.05 per share purchase price incurred during the nine months ended September 30, 2013 that were not incurred during the comparative nine months ended September 30, 2012.

Professional Fees:

Professional fees expense was $696,505 for the nine months ended September 30, 2013 compared to $81,827 for the nine months ended September 30, 2012, an increase of $614,678, or 751%. The increase was primarily due to $555,854 of stock based compensation during the nine months ended September 30, 2013, consisting of $259,044 of amortization of non-cash stock based compensation related to common stock warrants granted to officers and directors from September 28, 2012 through October 1, 2012, $3,860 of amortization of non-cash stock based compensation related to common stock warrants granted to independent consultants, $292,950 from the fair value of 400,000 shares of common stock granted for consulting services, and an increase of approximately $60,000 of legal and consulting fees that were not incurred during the comparative nine months ended September 30, 2012.

Net Operating Loss:

Net operating loss for the nine months ended September 30, 2013 was $3,870,882 or ($0.26) per share compared to a net operating loss of $112,169 for the nine months ended September 30, 2012, or ($0.01) per share, an increase of $3,758,713 or 3,351%. Net operating loss increased primarily due to stock based compensation costs of $2,965,000 from the excess fair value of a total of 4,000,000 shares of common stock sold amongst four directors at a $0.05 per share purchase price, $555,854 of non-cash stock based compensation, $180,213 of increased research and development costs and an approximate increase of $60,000 of legal and consulting fees during the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012.

Other Expense:

Other expense for the nine months ended September 30, 2013 was $8,524 compared to $385 for the nine months ended September 30, 2012, an increase of $8,139, or 2,114%. Other expense consisted of $660 of imputed interest expense on non-interest bearing debts owed to our officers and directors, $279 of accrued interest and $3,500 of finance costs on a convertible note payable, and $4,085 of amortization expense on the debt discount related to the beneficial conversion feature of the convertible promissory note. The increase was primarily due to increased lending obtained pursuant to a convertible promissory note entered into on August 13, 2013 that was outstanding during the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012.

Net Loss:

Net loss for the nine months ended September 30, 2013 was $3,879,406 or ($0.26) per share compared to a net loss of $112,554 for the nine months ended September 30, 2012, or ($0.01) per share, an increase of $3,766,852 or 3,347%. Net loss increased primarily due to stock based compensation costs of $2,965,000 from the excess fair value of a total of 4,000,000 shares of common stock sold amongst four directors at a $0.05 per share purchase price, $555,854 of non-cash stock based compensation, $180,213 of increased research and development costs, an approximate increase of $60,000 of legal and consulting fees and an increase of $7,864 of interest and finance costs during the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012.

Liquidity and Capital Resources

Our cash, current assets, total assets, current liabilities, and total liabilities as of September 30, 2013 and December 31, 2012, respectively, are as follows:

	September 30,	December 31,
	2013	2012	Change

Cash	$73,718	$40,284	$33,434
Total Current Assets	73,905	40,353	33,552
Total Assets	77,827	43,395	34,432
Total Current Liabilities	180,129	119,161	60,968
Total Liabilities	$180,129	$119,161	$60,968

Our cash and total current assets increased because we were able to raise capital from the sale of our stock and debt financing. Our total current liabilities increased primarily due to increased accounts payable and a convertible note payable. Our working capital deficit was $106,224 at September 30, 2013.

Cash Requirements

Although we had $73,718 in cash as of September 30, 2013, based on our lack of revenues, cash on hand and current monthly burn rate of approximately $33,000 per month, we will need to continue to fund operations by raising capital from the sale of our stock and debt financings.

Sources and Uses of Cash

Operations

We had net cash used in operating activities of $(296,772) for the nine months ended September 30, 2013, as compared to $(72,770) for the nine months ended September 30, 2012. For the nine months ended September 30, 2013, the net cash used in operating activities consisted primarily of our net loss of $(3,879,406), and increase in prepaid expenses of $(118), offset by non-cash adjustments to our net loss, including $534 of depreciation expense, $660 of imputed interest on related party loans, $4,085 of amortization on debt discount, and $3,520,854 of stock based compensation, and an increase in accounts payable of $56,340 and an increase of $279 in accrued interest. For the nine months ended September 30, 2012, the net cash used in operating activities consisted primarily of our net loss of $(112,554), plus prepaid expenses of $(187), as offset by $60 of depreciation expense, $385 of imputed interest on related party loans, $9,728 of stock based compensation and an increase in accounts payable of $29,798.

Investments

We had net cash used in investing activities of $(1,414) from the purchase of property and equipment for the nine month period ended September 30, 2013 and used cash in investing activities of $(8,699), consisting of $6,293 from payments on patent rights and applications and $2,406 from the purchase of property and equipment during the nine month period ended September 30, 2012.

Financing

Our net cash provided by financing activities for the nine months ended September 30, 2013 was $331,620, compared to $128,650 for the nine months ended September 30, 2012. For the nine months ended September 30, 2013, our financing activities consisted of proceeds of $308,120 from the sale of common stock, including $53,120 from the exercise of warrants, proceeds of $55,000 from stock sales to four independent investors and proceeds of $200,000 from stock sales to nine of our officers and directors, in addition to $26,500 received pursuant to the issuance of a convertible promissory note and repayments of $3,000 to a director. For the nine months ended September 30, 2012, our financing activities consisted of proceeds of $116,650 from the sale of common stock, including $53,120 from the exercise of warrants and proceeds of $55,000 from stock sales to independent investors, in addition to $12,000 from short term loans by our officers and directors.

Debt Instruments, Guarantees, and Related Covenants

On August 13, 2013, the Company received an unsecured loan in the amount of $26,500, bearing interest at 8%, maturing on May 13, 2014. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty five percent (55%) of the average of the two (2) lowest closing bid prices of the Common Stock during the ten (10) trading day period ending one trading day prior to the date the Conversion Notice is delivered, or $0.01 per share, whichever is greater.

Results of Operations for the Year Ended December 31, 2012 and 2011

Introduction:

We had no revenues for the years ended December 31, 2012 and 2011. Our operating expenses were $1,713,397 for the year ended December 31, 2012 compared to $111,749 for the year ended December 31, 2011, an increase of $1,601,648 or 1,433%. Our operating expenses consisted mostly of general and administrative expenses and professional fees as we incurred additional research and development costs and as we provided stock based compensation to our Officers and Directors.

Revenues and Net Operating Loss:

Our revenues, operating expenses, and net operating loss for the years ended December 31, 2012 and 2011 were as follows:

	Year Ended	Year Ended
	December 31,	December 31,	Increase /
	2012	2011	(Decrease)

Revenue	$-	$-	$-

Operating expenses:
Research and development	78,404	-	78,404
General and administrative	35,947	18,238	17,709
Professional fees	1,567,272	78,694	1,488,578
Impairment of patents	31,774	14,817	16,957
Total operating expenses	1,713,397	111,749	1,601,648

Net operating loss	(1,713,397)	(111,749)	1,601,648
Other expense	(626)	(113)	513

Net loss	$(1,714,023)	$(111,862)	$1,602,161

Revenues

The Company was established on May 10, 2010 and is in the development stage and had no revenues for the period from May 10, 2010 (inception) to December 31, 2012.

Research and Development

Research and development expenses were $78,404 for the year ended December 31, 2012 compared to $-0- for the year ended December 31, 2011, an increase of $78,404, or 100%. The increase was primarily due to the commencement of research and development costs through our partners, specifically the University of Texas at El Paso, incurred during the year ended December 31, 2012 related to the development of our patented technologies that was not incurred during the comparative year ended December 31, 2011.

General and Administrative

General and administrative expenses were $35,947 for the year ended December 31, 2012 compared to $18,238 for the year ended December 31, 2011, an increase of $17,709, or 97%. The increase was primarily due to increased travel costs and fees related to our compliance and reporting costs incurred during the year ended December 31, 2012 that was not incurred during the comparative year ended December 31, 2011.

Professional Fees

Professional fees expense was $1,567,272 for the year ended December 31, 2012 compared to $78,694 for the year ended December 31, 2011, an increase of $1,488,578, or 1,892%. The increase was primarily due to $1,469,257 of non-cash stock based compensation related to common stock warrants granted to Officers and Directors from September 28, 2012 through October 1, 2012. A total of $233,727 unamortized warrant costs as of December 31, 2012 remains unamortized and will be expensed over the implied service term, or vesting period, of the warrants.

Impairment of Patents

Impairment of patents was $31,774 for the year ended December 31, 2012 compared to $14,817 for the year ended December 31, 2011, an increase of $16,957, or 114%. The increase was primarily due to the increased impairment of the formerly capitalized patent costs due to uncertainties regarding our ability to derive future economic benefits from these patents. We have elected to expense any future patent costs as they are incurred.

Net Operating Loss

Net operating loss for the year ended December 31, 2012 was $1,713,397 or ($0.15) per share compared to a net operating loss of $111,749 for the year ended December 31, 2011, or ($0.01) per share, an increase of $1,601,648 or 1,433%. Net operating loss increased primarily due to $1,469,257 of non-cash stock based compensation related to common stock warrants granted to Officers and Directors, increased research and development costs and impaired patent costs incurred as we increased our efforts to develop our patented technologies in the current year.

Other Expense

Other expense for the year ended December 31, 2012 was $626 compared to $113 for the year ended December 31, 2011, an increase of $513 or 454%. Other expense consisted solely of imputed interest expense on non-interest bearing debts owed to our Officers and Directors. The increase was primarily due to increased lending from our Officers and Directors that was outstanding during the year ended December 31, 2012 compared to the year ended December 31, 2011.

Net Loss

Net loss for the year ended December 31, 2012 was $1,714,023 or ($0.15) per share compared to a net loss of $111,862 for the year ended December 31, 2011, or ($0.01) per share, an increase of $1,602,161 or 1,432%. Net loss increased primarily due to $1,469,257 of non-cash stock based compensation related to common stock warrants granted to Officers and Directors, increased research and development costs and impaired patent costs incurred as we increased our efforts to develop our patented technologies in the current year, and imputed interest expense related to financings received during 2012 from our Officers and Directors.

Liquidity and Capital Resources

Introduction

During the year ended December 31, 2012, because we did not generate any revenues, we had negative operating cash flows. Our cash on hand as of December 31, 2012 was $40,284, which was derived from the sale of our common stock. Our monthly cash flow burn rate is approximately $10,000. As a result, although we have moderate short term cash needs, as our operating expenses increase we will face strong medium to long term cash needs. We anticipate that these needs will be satisfied through the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2012 and December 31, 2011, respectively, are as follows:

	December 31, 2012	December 31, 2011	Change

Cash	$40,284	$26,264	$14,020
Total Current Assets	40,353	26,264	14,089
Total Assets	43,395	33,322	10,073
Total Current Liabilities	119,161	3,098	116,063
Total Liabilities	$119,161	$3,098	$116,063

Our cash increased by $14,020 as of December 31, 2012 as compared to December 31, 2011 because of the proceeds from the sale of our common stock. Our total current assets increased by $14,089 due to the proceeds received from the sale of our common stock. Our total assets increased by $10,073 during the same period for the same reason, along with an increase in property and equipment of $3,042.

Our current liabilities increased by $116,063 as of December 31, 2012 as compared to December 31, 2011 primarily because of an increase in accounts payable of $85,500, an increase in accounts payable to related parties of $18,563 and an increase in notes payable to related parties of $12,000. Our total liabilities increased by the same $116,063 for the same reason.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

Our cash on hand as of December 31, 2012 was $40,284, which was derived from the sale of our common stock. Our monthly cash flow burn rate is approximately $10,000. As a result, although we have moderate short term cash needs, as our operating expenses increase we will face strong medium to long term cash needs. We anticipate that these needs will be satisfied through the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

Sources and Uses of Cash

Operations

Our net cash used in operating activities for the year ended December 31, 2012 and 2011 was $126,594 and $94,021, respectively, an increase of $32,573, or 35% compared to the year ended December 31, 2011. The increase consisted of our increased net loss from operations of $1,713,397, increased loss on disposal of patents of $31,774, increased accounts payable of $86,303.

Investments

Our net cash used in investing activities for the year ended December 31, 2012 and 2011 was $9,536 and $7,058, respectively, an increase of $2,478. The increase consisted of a purchase of $3,243 in property and equipment, which was partially offset by decreased payments of $6,293 on patent rights and application processes.

Financing

Our net cash provided by financing activities for the year ended December 31, 2012 and 2011 was $150,150 and $126,970, respectively, an increase of $23,180, or 18%. The increase consisted of proceeds from notes payable to related parties of $12,000 compared to repayments on notes payable to related parties of $3,355 in the year ended December 31, 2011, and proceeds from the sale of common stock of $138,150 compared to proceeds of $129,325 received in the year ended December 31, 2011.

Debt Instruments, Guarantees, and Related Covenants

On December 31, 2010 the Company received an unsecured loan in the amount of $1,178, bearing interest at 8% and due on demand from the Company’s CEO.

On December 31, 2010 the Company received unsecured loans in the amount of $1,177, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s CEO.

On March 31, 2011 the Company received an unsecured loan in the amount of $500, bearing interest at 8% and due on demand from the Company’s Chairman of the Board.

On May 25, 2011 the Company repaid unsecured loans in the total amount of $1,678, as well as accrued interest of $83 to the Company’s CEO.

On May 25, 2011 the Company repaid unsecured loans in the total amount of $1,677, as well as accrued interest of $83 to the Company’s Chairman of the Board.

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from the Company’s CEO.

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand and a from the Company’s Chairman of the Board of Directors.

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from one of the Company’s Directors.

On May 7, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from one of the Company’s Directors.

Critical Accounting Policies and Estimates:

Nature of Business

Premier Biomedical, Inc. was incorporated in the state of Nevada on May 10, 2010. The Company was formed to develop and market medications and procedures that address several highly visible health issues. The Company will introduce these medications and procedures to large pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent rights and applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications, or when reviews determine a future economic benefit is uncertain, are expensed when the application is terminated. These circumstances resulted in a $31,774 and $14,817 loss on disposal of patents during the years ended December 31, 2012 and 2011, respectively.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at May 10, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company recognized $1,469,257 and $-0- of compensation expense related to common stock warrants issued for services for the years ended December 31, 2012 and 2011, respectively.

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Research and Development Expenses

We anticipate incurring significant research and development expenses in the future as we discover, develop, and bring to market new products and treatments. We do not currently have an estimate of those costs because we do not know the extent or scope of products that we may be able to develop. We have not estimated the amount nor timing of costs, internal or external, that we expect to incur on any of our major research and development projects because we do not have the financial capital necessary to hire consultants and financial analysts necessary to do so. We do intend, in the future at a time when we are more comfortably capitalized, to prepare thorough estimates. There are significant risks associated with developing projects on schedule and within budget, including but not limited to capital funding, loss of market share, and unforseen product liability. To date, we have spent a total of $112,488 developing the patents, consisting of $46,591 of patent application related fees and $78,404 of research and development costs.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $2,938 and $-0- for the years ended December 31, 2012 and 2011, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no disclosure required by this item.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person, and the date such person became a director or executive officer of the Company. Our executive officers are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Family relationships among any of the directors and officers are described below.

Name	Age	Position(s)

William A. Hartman	72	President, Chief Executive Officer, and Director (June 2010)

Dr. Mitchell S. Felder	60	Chairman of the Board of Directors and the Scientific Advisory Board (June 2010)

Heidi H. Carl	43	Secretary and Treasurer, Director (June 2010)

Jay Rosen	59	Director (June 2010)

Justin Felder	24	Director (June 2010)

John S. Borza	59	Director (August 2012)

Richard T. Najarian	45	Director (August 2012)

William A. Hartman, age 72, is our President and Chief Executive Officer and a member of our Board of Directors. From March 2008 until June 2010, Mr. Hartman was not directly employed but was planning the formation of Premier Biomedical, Inc. From October 2006 to March 2008, Mr. Hartman was the Chief Operating Officer of Nanologix, Inc. From July 1991 to July 2000, Mr. Hartman was a Director at TRW Automotive. From 1984 to 1991, Mr. Hartman was Chief Engineer at TRW Automotive and from 1979 to 1984 he was Division Quality Compliance Manager at Ford Motor Company. At TRW Automotive, Mr. Hartman was one of the auto industry pioneers of the concept of grouping related components into systems and modules and shipping just-in-time to the vehicle assembly plants. He founded and headed a separate business group within TRW Automotive with plants in the U.S., Mexico and Europe with combined annual sales of $1.3 Billion. Academic credentials include a BSME degree from Youngstown State University and a MSIA degree (Industrial Administration/Management) from the University of Michigan.

Dr. Mitchell S. Felder, age 60, is our Chairman of the Board of Directors and our Scientific Advisory Board. Dr. Felder is a practicing Board Certified Neurologist. Dr. Felder acquired a B.A. Degree from the University of Pennsylvania in 1975 and an M.D. Degree from the University of Rome, Faculty of Medicine in 1983. He has been Board Certified by both the American Academy of Clinical Neurology and the American Board of Psychiatry and Neurology. Dr. Felder has authored or co-authored six publications, three studies, and has 18 issued patents. Dr. Felder is the former President, Chairman, and founder of Infectech/Nanologix (from its founding in 1989 through March 2007)—growing the company from startup to a $100 million market cap. During the past five years, Dr. Felder has had as his principal occupation and employment work as an attending neurologist. Dr. Felder is presently an attending neurologist at the William Beaumont Army Medical Center in El Paso, Texas. Dr. Felder has more than 20 years of management experience.

Heidi H. Carl, age 43, is our Chief Financial Officer, Secretary, Treasurer, and a member of our Board of Directors. From May 2009 until June 2010, Ms. Carl was not directly employed but was working with Mr. Hartman in planning the formation of Premier Biomedical, Inc. From June 2007 to May 2009, Ms. Carl was the Product Development Specialist at General Motors Corporation. From May 2006 to May 2007, Ms. Carl was the Associate Marketing Manager at General Motors Corporation. From May 2003 to May 2006, Ms. Carl was the Marketing Specialist at General Motors Corporation and from May 1999 to May 2003, Ms. Carl was the District Area Parts Manager at General Motors Corporation. Academic credentials include a BSBA degree from Madonna University and an ASBA degree from Oakland Community College.

Jay Rosen, age 59, has been a member of our Board of Directors since our inception in June 2010. Mr. Rosen has been a partner at Rosen Associates, a real estate holding and management company, since 1971. He is also a partner at Midway Industrial Terminal, a real estate holding and management company, and has been since 2005. Mr. Rosen privately owns and manages the Rosen Farm, cellular towers and various other real estate properties, is the President of XintCorp, a small start-up company for developing intellectual property, and is a former member of the NY Mercantile Exchange and the New York Futures Exchange. Mr. Rosen studied economics and finance at New York University and Columbia University.

Justin Felder, age 24, has been a member of our Board of Directors since our inception in June 2010. Mr. Felder has one granted patent (he was the co-author of a granted patent for a hydrogen bioreactor) and twenty patent applications. Neither the granted patent, nor the patent applications, have any relevance to Premier Biomedical, Inc. Mr. Felder graduated from the Wharton School of Business in 2012.

John S. Borza, PE, AVS, age 59, was appointed to our Board of Directors on August 17, 2012. Mr. Borza is currently the President and Chief Executive Officer of Value Innovation, LLC, a consulting firm focused on value engineering and creative problem solving, where he has served since August 2009. Prior to Value Innovation, Mr. Borza was a Specialist with TRW Automotive from September 2007 to September 2009, and a Director at TRW Automotive from May 1999 to September 2007. Earlier in his career, Mr. Borza worked in R&D for 12 years on a variety of products and technologies in various capacities ranging from Engineer to Chief Engineer, before moving into launch and production support roles. Mr. Borza is an Altshuller Institute certified TRIZ Practitioner, and a SAVE International certified Associate Value Specialist. He is active in the local chapter of SAVE International and currently serves as the chapter Past-President. Mr. Borza holds a BS degree in Electrical Engineering and an MBA from the University of Michigan.

Richard T. Najarian, age 45, was appointed to our Board of Directors on August 17, 2012. Mr. Najarian is currently the President of Precision Global Systems, where he has served since January 2001, and was the Vice President from 1996 to 2001. Precision Global Systems is a manufacturing services provider to the automotive industry. Mr. Najarian’s skills include collaborative team building, understanding and managing regulatory controls, implementation of new technologies, creating effective key measurable tools, and the ability to manage a cohesive business environment that thrives on challenges and new process development. Mr. Najarian holds a BA from the University of Michigan, and an MBA from Wayne State University.

Family Relationships

Heidi H. Carl is the daughter of William A. Hartman. Justin Felder is the son of Dr. Mitchell S. Felder.

EXECUTIVE COMPENSATION

Narrative Disclosure of Executive Compensation

Effective on September 28, 2012, we entered into employment agreements with our President and Chief Executive Officer, William A. Hartman, and our Chairman of the Board of Directors and Chairman of the Scientific Advisory Board, Dr. Mitchell S. Felder. In December 2012, the Company and Dr. Felder agreed to terminate his employment agreement, effective as of its date of inception.

Pursuant to the employment agreement with Hartman, he will be compensated in the amount of $150,000 per year for the duration of the agreement. Pursuant to the agreement, Hartman has waived the salary and the accrual thereof in exchange for being issued a Common Stock Purchase Warrant whereby Hartman may purchase a maximum of 105,000 shares of our common stock at a purchase price of $1.45. The agreement has a one-year term and provides for two (2) years of severance in the event Hartman is terminated due to death, disability or without cause.

We do not currently have written employment agreements with our other executives. All are at-will employees or consultants whose compensation is set forth in the Summary Compensation Table below.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer, President, and Chief Financial Officer for the years ended December 31, 2012 and 2011.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

William A. Hartman	2012	18,417	(1)	-0-	-0-	-0-		-0-	-0-	-0-	150,000
CEO	2011	-0-		-0-	-0-	-0-		-0-	-0-	-0-	-0-

Heidi H. Carl	2012	-0-		-0-	-0-	12,278	(2)	-0-	-0-	-0-	-0-
Secretary/Treasurer	2011	-0-		-0-	-0-	-0-		-0-	-0-	-0-	-0-

(1)	Mr. Hartman waived his salary for 2012 in exchange for warrants to purchase 105,000 shares of our common stock at a purchase price of $1.45 per share.
(2)
Mrs. Carl received warrants to purchase 70,000 shares of our common stock at an exercise price of $1.45, vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that our common stock reach a closing bid price of Three Dollars ($3.00) per share and remain at or above Three Dollars ($3.00) per share for thirty (30) consecutive trading days and that the individual is an employee of or rendering services to the Company on such date.

Director Compensation

On October 8, 2012, we issued warrants to each of the nine (9) members of our Board of Directors as compensation. Each Director received warrants to purchase 50,000 shares of our common stock at an exercise price of $1.45, vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that the individual is a member of our Board of Directors on such date.

On October 1, 2012, we issued Common Stock Purchase Warrants to Richard T. Najarian and John S. Borza for their services as members of our Board of Directors. Pursuant to the warrants, both will be able to purchase a maximum of 1,000,000 shares of our common stock at an exercise price of $1.45. The warrants may be exercised immediately.

For the years ended December 31, 2012 and 2011, other than the warrants described above, none of the members of our Board of Directors received compensation for his or her service as a director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have a stock option or grant plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2013, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Common Stock Ownership		Percentage of Common Stock Ownership (2)	Series A Preferred Stock Ownership		Percentage of Series A Preferred Stock Ownership (3)

William A. Hartman (4)(9)	21,155,000	(5)	57.94%	1,000,000	(6)	50.0%

Dr. Mitchell S. Felder (4)(10) P.O. Box 1332 Hermitage, PA 16148	21,608,944	(5)	59.19%	1,000,000	(6)	50.0%

Heidi H. Carl (4)(9)	1,120,000	(13)	6.06%	-		-

Jay Rosen (4)	1,070,000	(14)	5.81%	-		-

Justin Felder (4)(10)	1,082,950	(13)	5.86%	-		-

John S. Borza (4)	2,176,000	(11)	11.17%

Richard T. Najarian (4)	2,631,200	(12)	13.45%

The Lebrecht Group, APLC (7)	2,490,990	(8)	12.09%	-		-

All Officers and Directors as a Group (7 Persons) (2)(3)(4)(5)(6)(11)(12)(13)(14)	50,844,094		88.76%	2,000,000		100.0%

(1)	Unless otherwise indicated, the address of the shareholder is c/o Premier Biomedical, Inc.
(2)
Unless otherwise indicated, based on 18,355,819 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Unless otherwise indicated, based on 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding, which assumes the exercise of warrants by Mr. Hartman and Dr. Felder.
(4)	Indicates one of our officers or directors.
(5)
Includes 17,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 50,000 shares of common stock that may be acquired at $1.45 per share, and 105,000 shares of common stock that may be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded.

(6)	Includes 1,000,000 shares of Series A Convertible Preferred Stock that may be acquired upon the exercise of warrants at $0.001 per share.
(7)
Brian A. Lebrecht, a Shareholder and Director of Clyde Snow & Sessions and the primary attorney serving as counsel in connection with this offering, is the President and sole shareholder of The Lebrecht Group, APLC, our previous legal counsel.

(8)	Includes 2,250,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, subject to a maximum ownership limit of 4.99% of our outstanding common stock.
(9)	William A. Hartman is the father of Heidi H. Carl. Mr. Hartman disclaims ownership of shares held by his daughter.
(10)	Justin Felder is the son of Dr. Mitchell S. Felder. Dr. Felder disclaims ownership of shares held by his son.
(11)
Includes 20,000 shares owned by Mr. Borza’s spouse, 1,050,000 shares of common stock that may be acquired by Mr. Borza at $1.45 per share, and 70,000 shares of common stock that can be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded.

(12)
Includes 1,050,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, and 70,000 shares that can be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded. Also includes 30,000 shares owned by each of Mr. Najarian’s spouse, and two minor children (a total of 90,000 shares).

(13)	Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, and 70,000 shares of common stock that can be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded.
(14)	Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

Other than as set forth above, none of these parties owns, in the aggregate and including shares of our common stock that may be acquired upon exercise of their warrants, more than five percent (5%) of our common stock.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

Effective on September 28, 2012, we entered into employment agreements with our President and Chief Executive Officer, William A. Hartman, and our Chairman of the Board of Directors and Chairman of the Scientific Advisory Board, Dr. Mitchell S. Felder. In December 2012, the Company and Dr. Felder agreed to terminate his employment agreement, effective as of its date of inception.

Pursuant to the employment agreement with Hartman, he will be compensated in the amount of $150,000 per year for the duration of the agreement. Pursuant to the agreement, Hartman has waived the salary and the accrual thereof in exchange for being issued a Common Stock Purchase Warrant whereby Hartman may purchase a maximum of 105,000 shares of our common stock at a purchase price of $1.45. The agreement has a one-year term and provides for two (2) years of severance in the event Hartman is terminated due to death, disability or without cause.

License Agreements

On May 12, 2010, we entered into two separate License Agreements. One License Agreement was entered into with Altman Enterprises, LLC, wherein we obtained certain exclusive rights in (i) proprietary technology that is the subject of one pending PCT patent application relating to the treatment of auto-immune diseases, and (ii) the “Feldetrex” trademark. The other License Agreement was entered into with Marv Enterprises, LLC, wherein we obtained certain exclusive rights in proprietary technology that is the subject of two PCT patent applications relating to the treatment of blood borne carcinomas and sequential extracorporeal treatment of blood. Authority to execute the License Agreements on behalf of Altman and Marv is vested in Dr. Mitchell S. Felder, the Chairman of our Board of Directors. Because the licensors are controlled by one of our directors, there may exist a conflict of interest in decisions made by the Company with respect to the licenses.

As consideration for the two licenses, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs already incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. Licensor shall have sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then licensor may pay said expenses and our licensed rights in those countries will revert to the licensor.

Stock Issuances

Preferred Stock

On June 21, 2010, we issued warrants to acquire 1,000,000 shares of our Series A Convertible Preferred Stock at $0.001 per share, to each of William A. Hartman and Dr. Mitchell S. Felder. The shares are restricted in accordance with Rule 144. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the shareholders were sophisticated investors, had access to the type of information that is normally available in a prospectus, and agreed not to resell or distribute their securities to the public.

The Preferred Stock is convertible, at the option of the holder, into one share of common stock for each share of Preferred Stock converted. The holders of our Preferred Stock also have 100 votes per share of Preferred Stock that they hold. It also contains protective provisions as follows:

The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock: (i) effect a sale of all or substantially all of the Company’s assets or which results in the holders of the Company’s capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Company’s capital stock after the transaction, (ii) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Company’s common stock.

Common Stock

On September 25, 2013, we issued 1,000,000 shares of our common stock, restricted in accordance with Rule 144, to Richard T. Najarian, one of the members of our Board of Directors, for total consideration of $50,000. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited, and there was no solicitation in connection with the offering.

On February 20, 2013 and February 25, 2013, we sold an aggregate of 3,000,000 shares of our common stock, at a price of $0.05 per share, to three members of our Board of Directors as follows: Richard T. Najarian purchased 1,500,000 shares, John S. Borza purchased 1,000,000 shares, and Mitchell Felder purchased 500,000 shares, for total cash consideration of $150,000. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and all parties receiving shares of common stock were accredited investors because they are members of our Board of Directors.

On October 1, 2012, we issued Common Stock Purchase Warrants to Richard T. Najarian and John S. Borza for their services as members of our Board of Directors. Pursuant to the warrants, both will be able to purchase a maximum of 1,000,000 shares of our common stock at an exercise price of $1.45. The warrants may be exercised immediately. The issuance of these warrants is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and all parties receiving warrants were accredited investors because they are members of our Board of Directors.

On September 28, 2012, we issued warrants to each of the nine (9) members of our Board of Directors as compensation. Each Director received warrants to purchase 50,000 shares of our common stock at an exercise price of $1.45, vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that the individual is a member of our Board of Directors on such date.

On September 28, 2012, we issued warrants to each of the following six (6) executives as compensation: Hartman, Dr. Felder, Heidi H. Carl, Justin Felder, Richard T. Najarian and John S. Borza. Hartman and Dr. Felder each received warrants to purchase 105,000 shares of our common stock at an exercise price of $1.45, vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that our common stock reach a closing bid price of Three Dollars ($3.00) per share and remain at or above Three Dollars ($3.00) per share for thirty (30) consecutive trading days and that the individual is an employee of or rendering services to the Company on such date. In December 2012, the Company and Dr. Felder agreed to terminate his employment agreement, effective as of its date of inception. The other four (4) executives received warrants to purchase 70,000 shares of our common stock at an exercise price of $1.45, also vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that our common stock reach a closing bid price of Three Dollars ($3.00) per share and remain at or above Three Dollars ($3.00) per share for thirty (30) consecutive trading days and that the individual is an employee of or rendering services to the Company on such date.

On January 20, 2011, we issued 500,000 founders shares of our common stock to Scott Barnes, for services rendered as a director. The shares are restricted in accordance with Rule 144. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the shareholder was a sophisticated investor, had access to the type of information that is normally available in a prospectus, and agreed not to resell or distribute the securities to the public.

Directors Notes

On December 2, 2013, we entered into a Directors Bridge Loan Agreement Promissory Note dated November 18, 2013 with each of William A. Hartman, one of our officers and directors, and John S. Borza, one of our directors. Pursuant to each Promissory Note, we borrowed Fifty Thousand Dollars ($50,000). The principal amount of each Promissory Note, plus the Prepayment Premium (defined below), shall be due and payable on or before the earlier of (a) the date which is nine (9) months from the date of the note, or (b) three (3) business days following the receipt by us of funding (net of offering expenses, including finders fees, commissions, legal and other fees, and discounts) from any source, of at least One Million Dollars ($1,000,000) (the “Maturity Date”). The Prepayment Premium shall be determined by multiplying the then-outstanding principal amount of the Promissory Note by the Prepayment Premium based on the following schedule:

No. of Days After Issue Date:	Prepayment Premium:
0-30 days	115%
31-60 days	120%
61-90 days	125%
91-120 days	130%
121 days or more	135%

In the event the Promissory Note is not prepaid prior to the Maturity Date, the Prepayment Premium of 135% shall apply. Interest shall accrue on the outstanding principal amount on an annual basis at a rate of eight percent (8.0%).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article 9 of our Articles of Incorporation provides that, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Article 10 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the company.

Article V of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. The registration statement is also available through the Commission’s web site at the following address: http://www.sec.gov.

EXPERTS

The audited financial statements of Premier Biomedical, Inc. as of December 31, 2012 and for the period from May 10, 2010 (Inception) through December 31, 2012 appearing in this prospectus which is part of a registration statement have been so included in reliance on the report of M&K CPAS, PLLC, given on the authority of such firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2013 and the
Period from May 10, 2010 (inception) to September 30, 2013
(Unaudited)

Balance Sheets as of September 30, 2013 (Unaudited) and December 31, 2012 (audited)	F-1
Statements of Operations for the Three and Nine Months Ended September 30, 2013 (unaudited), and the period from May 10, 2010 (inception) to September 30, 2013 (Unaudited)	F-2
Statement of Stockholders Equity (Deficit) for the period from May 10, 2010 (inception) to December 31, 2010 (Audited) and to September 30, 2013 (Unaudited)	F-3
Statements of Cash Flows for the Nine Months Ended September 30, 2013 (Unaudited), and the period from May 10, 2010 (inception) to September 30, 2013 (Unaudited)	F-4
Notes to Financial Statements	F-5 to F-33

INDEX TO FINANCIAL STATEMENTS
For the Period from May 10, 2010 (inception) to December 31, 2012

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash	$73,718	$40,284
Prepaid expenses	187	69
Total current assets	73,905	40,353

Property and equipment, net	3,922	3,042

Total assets	$77,827	$43,395

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$98,954	$88,598
Accounts payable, related parties	64,547	18,563
Accrued interest	279	-
Convertible note payable, net of discount of $19,151 and $-0-, respectively	7,349	-
Notes payable, related parties	9,000	12,000
Total current liabilities	180,129	119,161

Commitments and contingencies	-	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.00001 par value, 300,000,000 shares
authorized, 17,211,679 and 12,374,479 shares issued and outstanding
at September 30, 2013 and December 31, 2012, respectively	172	124
Additional paid in capital	5,684,896	1,732,151
Subscriptions payable, -0- and 40,000 shares at
September 30, 2013 and December 31, 2012, respectively	-	20,000
(Deficit) accumulated during development stage	(5,787,370)	(1,828,041)
Total stockholders' equity (deficit)	(102,302)	(75,766)

Total liabilities and stockholders' equity (deficit)	$77,827	$43,395

See accompanying notes to financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

					May 10, 2010
	For the Three Months		For the Nine Months		(inception) to
	Ended September 30,		Ended September 30,		September 30
	2013	2012	2013	2012	2013

Revenue	$-	$-	$-	$-	$-

Operating expenses:
Research and development	58,473	-	180,213	-	258,617
General and administrative	666,936	17,265	2,994,164	30,342	3,050,331
Professional fees	299,857	41,041	696,505	81,827	2,342,569
Impairment of patents	-	-	-	-	46,591
Total operating expenses	1,025,266	58,306	3,870,882	112,169	5,698,108

Net operating loss	(1,025,266)	(58,306)	(3,870,882)	(112,169)	(5,698,108)

Other expense:
Interest expense	(8,044)	(239)	(8,524)	(385)	(9,339)
Total other expenses	(8,044)	(239)	(8,524)	(385)	(9,339)

Net loss	(1,033,310)	(58,545)	(3,879,406)	(112,554)	(5,707,447)

Deemed dividend	-	-	(79,923)	-	(79,923)

Net loss attributable to common stockholders	$(1,033,310)	$(58,545)	$(3,959,329)	$(112,554)	$(5,787,370)

Weighted average number of common shares
outstanding - basic and fully diluted	15,920,418	11,922,156	15,159,228	11,609,331

Net loss per share - basic and fully diluted	$(0.06)	$(0.00)	$(0.26)	$(0.01)

See accompanying notes to financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

							(Deficit)
							Accumulated	Total
					Additional		During	Stockholders'
	Preferred Stock		Common Stock		Paid-In	Subscriptions	Development	Equity
	Shares	Amount	Shares	Amount	Capital	Payable	Stage	(Deficit)

Patent rights and applications contributed by director	-	$-	-	$-	$14,817	$-	$-	$14,817

Units of common stock and warrants sold to founders at $0.00001 per share	-	-	10,000,000	100	-	-	-	100

Net loss from May 10, 2010 (inception) to December 31, 2010	-	-	-	-	-	-	(2,156)	(2,156)

Balance, December 31, 2010	-	$-	10,000,000	$100	$14,817	$-	$(2,156)	$12,761

Common stock sold to founders at $0.00001 per share	-	-	500,000	5	-	-	-	5

Units of common stock and warrants sold at $0.10 per share	-	-	723,200	7	72,313	-	-	72,320

Common stock sold at $0.25 per share	-	-	228,000	3	56,997	-	-	57,000

Net loss for the year ended December 31, 2011	-	-	-	-	-	-	(111,862)	(111,862)

Balance, December 31, 2011	-	$-	11,451,200	$115	$144,127	$-	$(114,018)	$30,224

Imputed interest on non-interest bearing related party debts	-	-	-	-	626	-	-	626

Warrants granted for services, related parties	-	-	-	-	1,469,257	-	-	1,469,257

Exercise of cashless warrants	-	-	249,990	2	(2)	-	-	-

Exercise of warrants at $0.10 per share	-	-	470,000	5	46,995	-	-	47,000

Units of common stock and warrants sold at $0.35 per share	-	-	203,289	2	71,148	-	-	71,150

Units of common stock and warrants sold at $0.50 per share	-	-	-	-	-	20,000	-	20,000

Net loss for the year ended December 31, 2012	-	-	-	-	-	-	(1,714,023)	(1,714,023)

Balance, December 31, 2012	-	$-	12,374,479	$124	$1,732,151	$20,000	$(1,828,041)	$(75,766)

Imputed interest on non-interest bearing related party debts	-	-	-	-	660	-	-	660

Amortization of warrants granted for services, related parties	-	-	-	-	259,044	-	-	259,044

Amortization of warrants granted for services	-	-	-	-	3,860	-	-	3,860

Modication of warrants, expiration of 190,289 warrants extended to July 23, 2013	-	-	-	-	79,923	-	(79,923)	-

Common stock issued for services	-	-	400,000	4	292,946	-	-	292,950

Common stock sold to Directors at $0.05 per share	-	-	4,000,000	40	199,960	-	-	200,000

Fair value of common stock in excess of cash value of stock sold to Directors	-	-	-	-	2,965,000	-	-	2,965,000

Exercise of warrants at $0.50 per share	-	-	61,000	1	30,499	-	-	30,500

Exercise of warrants at $0.10 per share	-	-	226,200	2	22,618	-	-	22,620

Units of common stock and warrants sold at $0.50 per share	-	-	150,000	1	74,999	(20,000)	-	55,000

Beneficial conversion feature of convertible note	-	-	-	-	23,236	-	-	23,236

Net loss for the nine months ended September 30, 2013	-	-	-	-	-	-	(3,879,406)	(3,879,406)

Balance, September 30, 2013 (Unaudited)	-	$-	17,211,679	$172	$5,684,896	$-	$(5,787,370)	$(102,302)

See accompanying notes to financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

			May 10, 2010
	For the Nine Months		(inception) to
	Ended September 30,		September 30
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(3,879,406)	$(112,554)	$(5,707,447)
Adjustments to reconcile net loss
to net cash used in operating activities:
Impairment of patents	-	-	46,591
Depreciation	534	60	735
Imputed interest on non-interest bearing related party debts	660	385	1,286
Amortization of debt discount	4,085	-	4,085
Stock based compensation	3,520,854	9,728	4,990,111
Decrease (increase) in assets:
Prepaid expenses	(118)	(187)	(187)
Increase (decrease) in liabilities:
Accounts payable	10,356	28,134	98,954
Accounts payable, related parties	45,984	1,664	46,124
Accrued interest	279	-	279
Net cash used in operating activities	(296,772)	(72,770)	(519,469)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments on patent rights and applications	-	(6,293)	(13,351)
Purchases of property and equipment	(1,414)	(2,406)	(4,657)
Net cash used in investing activities	(1,414)	(8,699)	(18,008)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible note payable	26,500	-	26,500
Proceeds from notes payable, related parties	-	12,000	15,355
Repayments on notes payable, related parties	(3,000)	-	(6,355)
Proceeds from the sale of common stock	308,120	116,650	575,695
Net cash provided by financing activities	331,620	128,650	611,195

NET CHANGE IN CASH	33,434	47,181	73,718
CASH AT BEGINNING OF PERIOD	40,284	26,264	-

CASH AT END OF PERIOD	$73,718	$73,445	$73,718

SUPPLEMENTAL INFORMATION:
Interest paid	$3,500	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of patent rights and applications paid subsequent to period end	$-	$15,404
Discount on beneficial conversion feature on convertible note	$23,236	$-
Cashless exercise of common stock warrants, 250,000 warrants exercised	$-	$3
Deemed dividend on modification of warrants issued in equity offering	$79,923	$-

See accompanying notes to financial statements.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Premier Biomedical, Inc. (“the Company”) was incorporated in the state of Nevada on May 10, 2010 (“Inception”). The Company was formed to develop and market medications and procedures that address a significant number of the most highly visible health issues currently affecting mankind. The Company will market these medications and procedures to leading worldwide pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent rights and applications
Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications are expensed when the application is terminated.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at May 10, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. During the nine months ended September 30, 2013, the Company recognized $262,904 of compensation expense related to common stock warrants issued for services, and $3,257,950 of compensation expense related to common stock issued for services, including $2,965,000 attributed to the fair value of stock sold to related parties in excess of the proceeds received. During the comparative nine months ended September 30, 2012, the Company recognized $9,728 of compensation expense related to common stock warrants issued for services.

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses were $5,482 and $1,795 for the nine months ended September 30, 2013 and 2012, respectively.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such assets will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Recent Accounting Pronouncements
In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-11: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The new guidance requires that unrecognized tax benefits be presented on a net basis with the deferred tax assets for such carryforwards. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2013. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

In February 2013, FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

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Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income (but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period); and

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Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 has not had a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 did not have a material impact on our financial position or results of operations.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $5,787,370 and a working capital deficit of $106,224 as of September 30, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Parties

Accounts Payable
The Company owed $63,305 and $18,423 as of September 30, 2013 and December 31, 2012, respectively, to an entity owned by the Chairman of the Board of Directors. The amounts are related to patent costs paid by the Chairman on behalf of the Company.

The Company owed $1,242 and $140 as of September 30, 2013 and December 31, 2012, respectively, to the Company’s CEO for reimbursable expenses.

Notes Payable
The Company has received short term loans from officers and directors as disclosed in Note 6 below.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Common Stock
On September 25, 2013, the Company sold 1,000,000 shares of its common stock to a Director in exchange for proceeds of $50,000. Board of director compensation expense of $650,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 27, 2013, the Company sold 500,000 shares of its common stock to the Chairman of the Board of Directors in exchange for proceeds of $25,000. Board of director compensation expense of $365,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 20, 2013, the Company sold 1,000,000 shares of its common stock to a Director in exchange for proceeds of $50,000. Board of director compensation expense of $780,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 20, 2013, the Company sold 1,500,000 shares of its common stock to a Director in exchange for proceeds of $75,000. Board of director compensation expense of $1,170,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On June 8, 2012, the Company sold 6,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $2,100 to one of the Company’s directors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 20, 2011, the Company sold 500,000 founder’s shares at the par value of $0.00001 per share in exchange for proceeds of $5 to a newly appointed director. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The shares issued carried a total fair value of $160, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
500,000 shares of common stock valued at a total of $160, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, at a fair value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s CEO. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

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Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

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Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, and an intrinsic value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s Chairman of the Board. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold a total of 4,000,000 founder’s shares at the par value of $0.00001 per share in exchange for total proceeds of $40 to four of the Company’s directors. The shares issued carried a total fair value of $1,280, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The fair value of the common stock issuances to the founders using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

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1,000,000 shares of common stock issued to each of four directors valued at $320 each, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Common Stock Warrants
On October 1, 2012, the Company granted 1,000,000 common stock warrants to each of two directors to purchase a total of 2,000,000 shares of common stock at $1.45 per share for services provided above and beyond their services as directors. The warrants are fully vested, and are exercisable over seven (7) years from the date of grant. The total fair value of the 2,000,000 common stock warrants using the Black-Scholes option-pricing model is $1,321,496, or $0.6608 per share, based on a volatility rate of 100%, a risk-free interest rate of 0.39% and an expected term of 3.5 years, and was expensed as professional fee expense during the year ended December 31, 2012.

On September 28, 2012, the Company granted common stock warrants to the Company’s CEO pursuant to the commencement of an employment agreement to purchase a total of 105,000 shares of common stock at $1.45 per share for his services as an Officer. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The fair value of the 105,000 common stock warrants using the Black-Scholes option-pricing model is $74,798, or $0.7315 per share, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $11,644 and $1,040 of amortization recorded to professional fee expense during the nine months ended September 30, 2013 and 2012, respectively. The unamortized balance at September 30, 2013 was $-0-.

On September 28, 2012, the Company granted common stock warrants to the Company’s Chairman of the Board of Directors pursuant to the commencement of an employment agreement to purchase a total of 105,000 shares of common stock at $1.45 per share for his services as the Chairman of the Board. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event.The fair value of the 105,000 common stock warrants using the Black-Scholes option-pricing model is $74,798, or $0.7315 per share, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $11,644 and $1,040 of amortization recorded to professional fee expense during the nine months ended September 30, 2013 and 2012, respectively. The unamortized balance at September 30, 2013 was $-0-.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

On September 28, 2012, the Company granted 50,000 common stock warrants to each of nine directors to purchase a total of 450,000 shares of common stock at $1.45 per share over a seven year period from the grant date for their services as directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The total fair value of the 450,000 common stock warrants using the Black-Scholes option-pricing model is $320,564, or $0.7315 per share, based on a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized a total of $202,675 and $4,458- of amortization recorded to professional fee expense during the nine months ended September 30, 2013 and 2012, respectively. The unamortized balance at September 30, 2013 was $-0-.

On September 28, 2012, the Company granted 70,000 common stock warrants to each of three directors to purchase a total of 210,000 shares of common stock at $1.45 per share for services provided above and beyond their services as directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured at each period. The total fair value of the 210,000 common stock warrants using the Black-Scholes option-pricing model is $133,788, or $0.6371 per share as of December 31, 2012, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 88%, a risk-free interest rate of 1.18% and an expected term of 7 years. The Company recognized a total of $25,317 and $2,496 of professional fee expense during the nine months ended September 30, 2013 and 2012, respectively.

On September 28, 2012, the Company granted common stock warrants to one of the directors to purchase 70,000 shares of common stock at $1.45 per share for services provided above and beyond their service as a director. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The total fair value of the 70,000 common stock warrants using the Black-Scholes option-pricing model is $49,865, or $0.7315 per share, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $7,763 and $694 of professional fee expense during the nine months ended September 30, 2013 and 2012, respectively. The unamortized balance at September 30, 2013 was $-0-.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Note 4 – Patent Rights and Applications

The Company amortizes its patent rights and applications on a straight line basis over the expected useful technological or economic life of the patents, which is typically 17 years from the legal approval of the patent applications. As of January 1, 2013, the Company has elected to expense all of their patent rights and application costs due to difficulties associated with having to prove the value of their future economic benefits. All patent applications are currently pending and the Company has no patents that have yet been approved. It is the Company’s policy that it performs reviews of the carrying value of its patent rights and applications on an annual basis. During the years ended December 31, 2012 and 2011, the Company performed reviews of the carrying value of its patent rights and applications and, as a result, the Company wrote off a total book value of $31,774 and $14,817, respectively, in patent rights and applications related to discontinued pursuit of international patents, and due to the uncertainty of deriving a future economic benefit from our patents.

Note 5 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at May 10, 2010. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of September 30, 2013 and December 31, 2012:

	Fair Value Measurements at September 30, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$73,718	$-	$-
Total assets	73,718	-	-
Liabilities
Convertible note payable, net of discount	-	7,349	-
Notes payable, related parties	-	9,000	-
Total liabilities	-	16,349	-
	$73,718	$(16,349)	$-

	Fair Value Measurements at December 31, 2012
	Level 1	Level 2	Level 3
Assets
Cash	$40,284	$-	$-
Total assets	40,284	-	-
Liabilities
Notes payable, related parties	-	12,000	-
Total liabilities	-	12,000	-
	$40,284	$(12,000)	$-

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the nine months ended September 30, 2013 or the year ended December 31, 2012.

The Company recorded fair value adjustments of $-0- and $31,774 during the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, related to the impairment of the carrying value of its patent rights and applications.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Note 6 – Convertible Note Payable

Convertible note payable consists of the following at September 30, 2013 and December 31, 2012, respectively:

	September 30,	December 31,
	2013	2012

On August 13, 2013, the Company received an unsecured loan in the amount of $26,500, bearing interest at 8%, maturing on May 13, 2014. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty five percent (55%) of the average of the two (2) lowest closing bid prices of the Common Stock during the ten (10) trading day period ending one trading day prior to the date the Conversion Notice is delivered, or $0.01 per share, whichever is greater.	$26,500	$-

Total convertible note payable	26,500	-
Less: unamortized discount on beneficial conversion feature	(19,151)	-
Convertible note payable	7,349	-
Less: current portion	7,349	-
Convertible note payable, less current portion	$-	$-

The Company recognized interest expense in the amount of $279 and $-0- for the nine months ended September 30, 2013 and 2012, respectively, related to the convertible debt.

In addition, the Company recognized and measured the embedded beneficial conversion feature present in the convertible debts by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The intrinsic value of the feature was calculated on the commitment date using the effective conversion price of the convertible debt. This intrinsic value is limited to the portion of the proceeds allocated to the convertible debt.

The aforementioned accounting treatment resulted in a total debt discount equal to $23,236 and $-0- during the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. The discount is amortized on a straight line basis from the dates of issuance until the earlier of the stated redemption date of the debts, as noted above or the actual settlement date. During the nine months ended September 30, 2013 and 2012, the Company recorded debt amortization expense in the amount of $4,085 and $-0-, respectively, attributed to the aforementioned debt discount.

The convertible note, consisting of total original face values of $26,500 from LG Capital Funding, LLC that created the beneficial conversion feature carries a default provision that places a “maximum share amount” on the note holder that can be owned as a result of the conversions to common stock by the note holder of 4.99% of the issued and outstanding shares of the Company.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Note 7 – Notes Payable, Related Parties

Notes payable, related parties consist of the following at September 30, 2013 and December 31, 2012, respectively:

	September 30,	December 31,
	2013	2012

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from the Company’s CEO.	$3,000	$3,000

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand and a from the Company’s Chairman of the Board of Directors.	3,000	3,000

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from one of the Company’s directors. The loan was repaid in full on July 2, 2013.	-	3,000

On May 7, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from one of the Company’s directors.	3,000	3,000

Total notes payable, related parties	9,000	12,000
Less: current portion	9,000	12,000
Notes payable, related parties, less current portion	$-	$-

The Company recorded imputed interest expense in the amount of $660 and $385 for the nine months ended September 30, 2013 and 2012, respectively related to notes payable, related parties.

Note 8 – Commitments and Contingencies

On May 9, 2012, we entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, we will work jointly with the University to develop a series of research and development programs around our sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas’ campuses. We will pay the University’s actual overhead for the projects, plus a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and us. The agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Note 9 – Stockholders’ Equity

Convertible Preferred Stock, Series A
The Company has 10,000,000 authorized shares of Preferred Stock, of which 2,000,000 shares of $0.001 par value Series A Convertible Preferred Stock (“Series A Preferred Stock”) have been designated. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after the issuance of such share into one (1) fully paid and non-assessable share of Common Stock. Each outstanding share of Series A Preferred Stock is entitled to one hundred (100) votes per share on all matters to which the shareholders of the Corporation are entitled or required to vote. The Company shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock such number of shares sufficient to effect the conversions. No shares of Series A Preferred Stock have been granted to date.

Common Stock
The Company has 300,000,000 authorized shares of $0.00001 par value Common Stock.

Common Stock (2013)
On September 25, 2013, the Company sold 1,000,000 shares of its common stock to a Director in exchange for proceeds of $50,000. Board of director compensation expense of $650,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On September 25, 2013, the Company granted 300,000 shares of common stock for services performed. The total fair value of the common stock was $210,000 based on the closing price of the Company’s common stock on the date of grant.

On July 19, 2013, the Company issued a total of 20,000 shares of its common stock that were sold on June 27, 2013 pursuant to warrant exercises amongst seven investors in exchange for total proceeds of $2,000 that were presented as a subscriptions payable at June 30, 2013.

On July 15, 2013, the Company granted 50,000 shares of common for services performed. The total fair value of the common stock was $46,500 based on the closing price of the Company’s common stock on the date of grant.

On various dates between July 2, 2013 and July 25, 2013, the Company issued a total of 61,000 shares of its common stock pursuant to warrant exercises at $0.50 per share amongst eight investors in exchange for total proceeds of $30,500.

On various dates between July 6, 2013 and July 25, 2013, the Company issued a total of 161,200 shares of its common stock pursuant to warrant exercises at $0.10 per share amongst twenty one investors in exchange for total proceeds of $16,120.

On July 3, 2013, the Company issued a total of 35,000 shares of its common stock that were sold on June 21, 2013 pursuant to warrant exercises amongst seven investors in exchange for total proceeds of $3,500 that were presented as a subscriptions payable at June 30, 2013.

On June 27, 2013, two warrant holders elected to exercise warrants consisting of a total of 20,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $2,000. The shares were subsequently issued on July 19, 2013, as such, the proceeds were presented as a subscriptions payable at June 30, 2013.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

On June 21, 2013, a total of seven warrant holders elected to exercise warrants consisting of a total of 35,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $3,500. The shares were subsequently issued on July 3, 2013, as such, the proceeds were presented as a subscriptions payable at June 30, 2013.

On March 11, 2013, a warrant holder elected to exercise warrants consisting of a 10,000 shares of its common stock pursuant to a unit offering previously sold on February 28, 2011 in exchange for proceeds of $1,000.

On March 11, 2013, the Company sold 10,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $5,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On March 2, 2013, the Company granted 50,000 shares of common for services performed. The total fair value of the common stock was $36,450 based on the closing price of the Company’s common stock on the date of grant.

On February 27, 2013, the Company sold 500,000 shares of its common stock to the Chairman of the Board of Directors in exchange for proceeds of $25,000. Board of director compensation expense of $365,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 20, 2013, the Company sold 1,000,000 shares of its common stock to a Director in exchange for proceeds of $50,000. Board of director compensation expense of $780,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 20, 2013, the Company sold 1,500,000 shares of its common stock to a Director in exchange for proceeds of $75,000. Board of director compensation expense of $1,170,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 17, 2013, the Company sold 5,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $2,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 10, 2013, the Company sold 20,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $10,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 30, 2013, the Company sold 60,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $30,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 22, 2013, the Company sold 15,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $7,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

On January 9, 2013, the Company issued 40,000 shares of its common stock that were sold on December 31, 2012 pursuant to a unit offering in exchange for proceeds of $20,000 that were presented as a subscriptions payable at December 31, 2012.

Common Stock (2012)
On December 31, 2012, the Company sold 40,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $20,000. The shares were subsequently issued on January 9, 2013, as such, the proceeds were presented as a subscriptions payable at December 31, 2012.

On October 24, 2012, a warrant holder elected to exercise warrants consisting of a 10,000 shares of its common stock pursuant to a unit offering previously sold on February 28, 2011 in exchange for proceeds of $1,000.

On September 21, 2012, four warrant holders elected to exercise warrants consisting of a total of 40,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $4,000.

On various dates from August 9, 2012 through September 18, 2012, the Company issued a total of 420,000 shares of the Company’s common stock at $0.10 per share amongst a total of forty four warrant holders, in exchange for total proceeds of $42,000 pursuant to warrant exercise notices from unit offerings previously sold on February 28, 2011.

On August 15, 2012, the Company sold 3,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $1,050. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 9, 2012, the Company sold 10,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $3,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 9, 2012, the Company sold 10,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $3,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On July 16, 2012, the Company sold 14,285 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $5,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On July 2, 2012, a warrant holder elected to exercise 250,000 cashless warrants of a total of 2,500,000 held, exercisable at $0.00001 per share. As a result, the Company issued an aggregate of 249,990 shares of common stock. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited, had the opportunity to meet with and ask questions of management, and there was no solicitation in connection with the offering.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

On June 11, 2012, the Company sold a total of 160,004 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for total proceeds of $56,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 8, 2012, the Company sold 6,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $2,100 to one of the Company’s directors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock (2011)
On various dates from April 1, 2011 through June 3, 2011, the Company sold a total of 228,000 shares of the Company’s common stock at $0.25 per share, in exchange for total proceeds of $57,000 to a total of eighteen independent investors. The Company was able to increase its offering price from its February 28, 2011 offerings due to developments with regard to an anticipated Cooperative Research and Development Agreement, or CRADA, involving clinical tests on patients which it anticipates will be conducted in conjunction with the Department of Defense, along with the increased enterprise value generated from the capital previously received.

On February 28, 2011, the Company sold a total of 723,200 shares of the Company’s common stock at $0.10 per share, along with warrants to purchase a total of 723,200 shares of common stock at $0.10 per share over a one year period beginning from the date the Company began trading on a public stock exchange, which was August 1, 2012, in exchange for total proceeds of $72,320 to a total of eighty five independent investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the 723,200 common stock warrants using the Black-Scholes option-pricing model is $1,121, or $0.00155 per share, based on a 105% volatility, risk-free interest rate of 3.27% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $506. The Company was able to increase its offering price as it advanced in the development of its business, along with the progression of events that will enable it to bring the Company to a public trading platform and increase the implied value attributed to the potential liquidity to third party investors.

On January 20, 2011, the Company sold 500,000 founder’s shares at the par value of $0.00001 per share in exchange for proceeds of $5 to a newly appointed director. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The shares issued carried a total fair value of $160, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
500,000 shares of common stock valued at a total of $160, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Common Stock (2010)
On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, at a fair value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s CEO. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, and an intrinsic value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s Chairman of the Board. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010, through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold a total of 4,000,000 founder’s shares at the par value of $0.00001 per share in exchange for total proceeds of $40 to four of the Company’s directors. The shares issued carried a total fair value of $1,280, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The fair value of the common stock issuances to the founders using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
1,000,000 shares of common stock issued to each of four directors valued at $320 each, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Beneficial Conversion Feature
On August 13, 2013, the Company entered into a convertible promissory note with LG Capital Funding, LLC. The beneficial conversion feature discount resulting from the conversion price that was $0.3737 below the market price of $0.80 on the August 13, 2013 origination date resulted in a debt discount value of $23,236 that was recognized as additional paid in capital and is being amortized on a straight line basis over the life of the loan.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Note 10 – Series A Convertible Preferred Stock Warrants

Series A Convertible Preferred Stock Warrants Granted
On June 21, 2010 the Company issued warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 shares of founder’s shares of common stock to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $890, or $0.00089 per share, using the stated term, or ten years, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

On June 21, 2010 the Company issued warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 shares of founder’s shares of common stock to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $890, or $0.00089 per share, using the stated term, or ten years, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

Series A Preferred Stock Warrants Cancelled
No series A preferred stock warrants were cancelled during the nine months ended September 30, 2013 and 2012.

Series A Preferred Stock Warrants Expired
No series A preferred stock warrants expired during the nine months ended September 30, 2013 and 2012.

Series A Preferred Stock Warrants Exercised
No series A preferred stock warrants were exercised during the nine months ended September 30, 2013 and 2012.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

The following is a summary of information about the Series A Preferred Stock Warrants outstanding at September 30, 2013.

Shares Underlying Warrants Outstanding				Shares Underlying Warrants Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.001	2,000,000	6.7 years	$0.001	2,000,000	$0.001

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	September 30,	December 31,
	2013	2012

Average risk-free interest rates	3.27%	3.27%
Average expected life (in years)	5.0	5.0

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s series A preferred stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its series A preferred stock warrants. During the nine months ended September 30, 2013 and 2012, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the period from May 10, 2010 (inception) to December 31, 2010 was approximately $0.001 per warrant, and there were no series A preferred stock warrants granted during the nine months ended September 30, 2013 or the year ended December 31, 2012.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

The following is a summary of activity of outstanding series A preferred stock warrants:

		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2011	2,000,000	$0.001
Warrants cancelled	-	-
Warrants granted	-	-
Warrants exercised	-	-
Balance, December 31, 2012	2,000,000	$0.001
Warrants cancelled	-	-
Warrants granted	-	-
Warrants exercised	-	-
Balance, September 30, 2013	2,000,000	$0.001

Exercisable, September 30, 2013	2,000,000	$0.001

Note 11 – Common Stock Warrants

Amendment of Common Stock Warrants (2013)
On June 28, 2013, the Company extended a total of 190,289 previously granted common stock warrants issued amongst a total of ten former investors, with an exercise price of $0.50 for approximately an additional 25 days from their expiration. All other terms remained the same as originally issued. These modified warrants are fully vested and expired on July 23, 2013. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 32% and a call option value of $0.4200, was $79,923. The value immediately preceding the modification was $-0- due to their expiration. As a result, the entire $79,923 was recognized as a deemed dividend on June 28, 2013.

Common Stock Warrants Granted (2013)
On September 25, 2013, the Company granted common stock warrants to an independent contractor to purchase a total of 300,000 shares of common stock at $0.96 per share for consulting services. The warrants vest monthly in 50,000 increments over six months commencing on October 1, 2013. The warrants are exercisable over three (3) years from October 1, 2013. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured at each period. The fair value of the 300,000 common stock warrants using the Black-Scholes option-pricing model is $121,212, or $0.4040 per share as of September 30, 2013, based on a volatility rate of 104%, a risk-free interest rate of 0.63% and an expected term of 3 years.

On March 11, 2013, the Company sold warrants to purchase 10,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $5,000 in conjunction with the sale of 10,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

On February 20, 2013, the Company sold warrants to purchase 5,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $2,500 in conjunction with the sale of 5,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 20, 2013, the Company sold warrants to purchase 20,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $10,000 in conjunction with the sale of 20,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 14, 2013, the Company sold warrants to purchase 60,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $30,000 in conjunction with the sale of 60,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 30, 2013, the Company sold warrants to purchase 15,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $7,500 in conjunction with the sale of 15,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Warrants Granted (2012)
On September 28, 2012, the Company granted common stock warrants to the Company’s CEO pursuant to the commencement of an employment agreement to purchase a total of 105,000 shares of common stock at $1.45 per share for his services as an Officer. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The fair value of the 105,000 common stock warrants using the Black-Scholes option-pricing model is $74,798, or $0.7315 per share, based on a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants.

On September 28, 2012, the Company granted common stock warrants to the Company’s Chairman of the Board of Directors pursuant to the commencement of an employment agreement to purchase a total of 105,000 shares of common stock at $1.45 per share for his services as the Chairman of the Board. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The fair value of the 105,000 common stock warrants using the Black-Scholes option-pricing model is $74,798, or $0.7315 per share, based on a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

On September 28, 2012, the Company granted 50,000 common stock warrants to each of nine directors to purchase a total of 450,000 shares of common stock at $1.45 per share over a seven year period from the grant date for their services as directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The total fair value of the 450,000 common stock warrants using the Black-Scholes option-pricing model is $320,564, or $0.7315 per share, based on a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants.

On September 28, 2012, the Company granted 70,000 common stock warrants to each of three directors to purchase a total of 210,000 shares of common stock at $1.45 per share for services provided above and beyond their services as directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured at each period. The total fair value of the 210,000 common stock warrants using the Black-Scholes option-pricing model is $153,615, or $0.7315 per share as of September 30, 2012, based on a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years.

On September 28, 2012, the Company granted common stock warrants to one of the directors to purchase 70,000 shares of common stock at $1.45 per share for services provided above and beyond their services as a director. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vested on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The total fair value of the 70,000 common stock warrants using the Black-Scholes option-pricing model is $49,865, or $0.7315 per share, based on a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants.

On August 9, 2012, the Company sold warrants to purchase 10,000 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $3,500 in conjunction with the sale of 10,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 9, 2012, the Company sold warrants to purchase another 10,000 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $3,500 in conjunction with the sale of 10,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On July 23, 2012, the Company sold warrants to purchase 3,000 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $1,050 in conjunction with the sale of 3,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

On July 16, 2012, the Company sold warrants to purchase 14,285 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $5,000 in conjunction with the sale of 14,285 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 11, 2012 the Company sold warrants to purchase a total of 160,004 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $56,000 in conjunction with the sale of 160,004 shares of common stock to a total of seven independent investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 8, 2012 the Company sold warrants to purchase 6,000 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for proceeds of $2,100 in conjunction with the sale of 6,000 shares of common stock to an independent investor. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Warrants Granted (2011)
On February 28, 2011, the Company granted warrants to purchase a total of 723,200 shares of common stock at $0.10 per share over a two year period from the date the Company begins trading on a public stock exchange, which occurred on August 1, 2012, in exchange for total proceeds of $72,320 in conjunction with the sale of 723,200 shares of common stock to a total of eighty five independent investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the 723,200 common stock warrants using the Black-Scholes option-pricing model is $1,121, or $0.00155 per share, based on a 105% volatility, risk-free interest rate of 3.27% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $506.

Common Stock Warrants Granted (2010)
On June 21, 2010, the Company issued warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 founder’s shares of common stock to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company issued warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 founder’s shares of common stock to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

On June 21, 2010, the Company issued warrants to purchase 2,500,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance to the Company’s securities attorney, as an offering cost for the sale of a total of 10,000,000 founder’s shares of common stock to the Company’s officers and directors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $575, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $225. These warrants were subsequently amended on June 30, 2012 to be exercisable on a cashless basis. All other terms remain unchanged.

The Company recognized a total of $233,727, and $7,232 of compensation expense during the nine months ended September 30, 2013 and 2012, respectively, on common stock warrants issued to employees and directors that were amortized over the implied service term, or vesting period, of the warrants. These warrants were fully amortized as of September 30, 2013.

In addition, the Company recognized a total of $25,317, and $2,496 of compensation expense during the nine months ended September 30, 2013 and 2012, respectively, on common stock warrants issued to directors acting in their capacity as non-employees or directors. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured each period; accordingly there is no unamortized balance of these warrants.

The Company also recognized a total of $3,860, and $-0- of compensation expense during the nine months ended September 30, 2013 and 2012, respectively, on common stock warrants issued to independent contractors acting in their capacity as Non-Employees. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured each period; accordingly there is no unamortized balance of these warrants.

Common Stock Warrants Cancelled
No warrants were cancelled during the nine months ended September 30, 2013 and 2012.

Common Stock Warrants Expired
A total of 169,289 and -0- warrants expired during the nine months ended September 30, 2013 and 2012, respectively.

Common Stock Warrants Exercised
On various dates between July 2, 2013 and July 25, 2013, the Company issued a total of 61,000 shares of its common stock pursuant to warrant exercises at $0.50 per share amongst eight investors in exchange for total proceeds of $30,500.

On various dates between July 6, 2013 and July 25, 2013, the Company issued a total of 161,200 shares of its common stock pursuant to warrant exercises at $0.10 per share amongst twenty one investors in exchange for total proceeds of $16,120.

On June 27, 2013, two warrant holders elected to exercise warrants consisting of a total of 20,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $2,000. The shares were subsequently issued on July 19, 2013, as such, the proceeds were presented as a subscriptions payable at June 30, 2013.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

On June 21, 2013, a total of seven warrant holders elected to exercise warrants consisting of a total of 35,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $3,500. The shares were subsequently issued on July 3, 2013, as such, the proceeds were presented as a subscriptions payable at June 30, 2013.

On March 11, 2013, there were 10,000 common stock warrants exercised in exchange for proceeds of $1,000.

A total of 710,000 and -0- common stock warrants were exercised during the year ended December 31, 2012 and 2011, respectively. The exercises resulted in the issuance of a total of 709,990 shares of common stock, including 40,000 shares that were subsequently issued on October 16, 2012 and total proceeds of $46,000 during the year ended December 31, 2012.

The following is a summary of information about the Common Stock Warrants outstanding at September 30, 2013.

Shares Underlying Warrants Outstanding				Shares Underlying Warrants Exercisable
Range of	Shares Underlying	Weighted Average Remaining	Weighted Average	Shares Underlying	Weighted Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.00001 – $1.45	39,640,000	6.61 years	$0.1177	39,340,000	$0.1112

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	September 30,	December 31,
	2013	2012

Average risk-free interest rates	0.63%	3.27%
Average expected life (in years)	3.0	5.0

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock warrants. During the nine months ended September 30, 2013 and 2012, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the period from May 10, 2010 (inception) to December 31, 2010 was approximately $0.00001 per warrant, and approximately $0.10 per warrant granted during the year ended December 31, 2011, the weighted average fair value of warrants granted during the year ended December 31, 2012 was $1.38 per warrant, and the weighted average fair value of warrants granted during the nine months ended September 30, 2013 was $0.9037 per warrant.

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2011	37,223,200	$0.00195
Warrants expired	-	-
Warrants granted	3,183,289	1.38054
Warrants exercised	(720,000)	(0.06528)
Balance, December 31, 2012	39,686,489	$0.11138
Warrants expired	(169,289)	(0.4362)
Warrants granted	410,000	0.9037
Warrants exercised	(287,200)	(0.1850)
Balance, September 30, 2013	39,640,000	$0.1177

Exercisable, September 30, 2013	39,640,000	$0.1177

The Company recognized a total of $262,904 and $9,728 of stock based compensation on common stock warrants for the nine months ended September 30, 2013 and 2012, respectively, in addition to $79,923 that was recognized as a deemed dividend on June 28, 2013 pursuant to the extension of a total of 190,289 previously granted common stock warrants issued amongst ten former investors, with an exercise price of $0.50 for approximately an additional 25 days from their expiration.

Note 12 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the nine months ended September 30, 2013 and the year ended December 31, 2012, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2013 and December 31, 2012, the Company had $740,198 and $382,142 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

The components of the Company’s deferred tax asset are as follows:

	September 30,	December 31,
	2013	2012
Deferred tax assets:
Net operating loss carry forwards	$259,070	$129,370

Net deferred tax assets before valuation allowance	$259,070	$129,370
Less: Valuation allowance	(259,070)	(129,370)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2013 and December 31, 2012, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	September 30,	December 31,
	2013	2012

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements
 (Unaudited)

Note 13 – Subsequent Events

On November 6, 2013, the company repaid the convertible note with LG Capital Funding, LLC in full with a payment of $33,788, consisting of $26,500 of principal, $530 of interest, and $6,758 as a prepayment penalty.

On October 31, 2013, the Company granted 10,000 shares of common stock for services performed. The total fair value of the common stock was $7,400 based on the closing price of the Company’s common stock on the date of grant.

On October 31, 2013, the Company granted 25,000 shares of common stock for services performed. The total fair value of the common stock was $18,500 based on the closing price of the Company’s common stock on the date of grant.

On October 31, 2013, the Company granted 391,398 shares of common stock to Kodiak Capital Group, LLC as a commitment fee for a potential future financing. The total fair value of the common stock was $289,635 based on the closing price of the Company’s common stock on the date of grant.

On October 31, 2013, the Company granted 167,742 shares of common stock to Manners, Inc. as a commitment fee for a potential future financing by Kodiak Capital Group, LLC. The total fair value of the common stock was $124,129 based on the closing price of the Company’s common stock on the date of grant.

On October 17, 2013, the Company granted 200,000 shares of common stock for services performed. The total fair value of the common stock was $140,000 based on the closing price of the Company’s common stock on the date of grant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Premier Biomedical, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Premier Biomedical, Inc. (a development stage company) as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended and for the period from inception (May 10, 2010) through December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Biomedical, Inc. as of December 31, 2012 and 2011, and the results of its operations, changes in stockholders' deficit and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and has an accumulated deficit and negative working capital as of December 31, 2012. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
April 1, 2013

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash	$40,284	$26,264
Prepaid expenses	69	-
Total current assets	40,353	26,264

Patent rights and applications	-	7,058
Property and equipment, net	3,042	-

Total assets	$43,395	$33,322

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$88,598	$2,295
Accounts payable, related parties	18,563	803
Notes payable, related parties	12,000	-
Total current liabilities	119,161	3,098

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.00001 par value, 300,000,000 shares authorized, 12,374,479 and
11,451,200 shares issued and outstanding at December 31, 2012 and 2011, respectively	124	115
Additional paid in capital	1,732,151	144,127
Subscriptions payable, 40,000 and -0- shares at December 31, 2012 and 2011, respectively	20,000	-
(Deficit) accumulated during development stage	(1,828,041)	(114,018)
Total stockholders' equity (deficit)	(75,766)	30,224

Total liabilities and stockholders' equity (deficit)	$43,395	$33,322

The accompanying notes are an integral part of these financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the	For the	May 10, 2010
	Year Ended	Year Ended	(inception) to
	December 31, 2012	December 31, 2011	December 31, 2012

Revenue	$-	$-	$-

Operating expenses:
Research and development	78,404	-	78,404
General and administrative	35,947	18,238	56,167
Professional fees	1,567,272	78,694	1,646,064
Impairment of patents	31,774	14,817	46,591
Total operating expenses	1,713,397	111,749	1,827,226

Net operating loss	(1,713,397)	(111,749)	(1,827,226)

Other expense:
Interest expense	(626)	(113)	(815)
Total other expenses	(626)	(113)	(815)

Loss before provision for income taxes	(1,714,023)	(111,862)	(1,828,041)

Provision for income taxes	-	-	-

Net loss	$(1,714,023)	$(111,862)	$(1,828,041)

Weighted average number of common shares
outstanding - basic and fully diluted	11,799,259	11,235,948

Net loss per share - basic and fully diluted	$(0.15)	$(0.01)

The accompanying notes are an integral part of these financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-In	Subscriptions	(Deficit) Accumulated During Development	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Payable	Stage	(Deficit)

Patent rights and applications contributed by director	-	$-	-	$-	$14,817	$-	$-	$14,817

Units of common stock and warrants sold to founders at $0.00001 per share	-	-	10,000,000	100	-	-	-	100

Net loss from May 10, 2010 (inception) to December 31, 2010	-	-	-	-	-	-	(2,156)	(2,156)

Balance, December 31, 2010	-	$-	10,000,000	$100	$14,817	$-	$(2,156)	$12,761

Common stock sold to founders at $0.00001 per share	-	-	500,000	5	-	-	-	5

Units of common stock and warrants sold at $0.10 per share	-	-	723,200	7	72,313	-	-	72,320

Common stock sold at $0.25 per share	-	-	228,000	3	56,997	-	-	57,000

Net loss for the year ended December 31, 2011	-	-	-	-	-	-	(111,862)	(111,862)

Balance, December 31, 2011	-	$-	11,451,200	$115	$144,127	$-	$(114,018)	$30,224

Imputed interest on non-interest bearing related party debts	-	-	-	-	626	-	-	626

Warrants granted for services, related parties	-	-	-	-	1,469,257	-	-	1,469,257

Exercise of cashless warrants	-	-	249,990	2	(2)	-	-	-

Exercise of warrants at $0.10 per share	-	-	470,000	5	46,995	-	-	47,000

Units of common stock and warrants sold at $0.35 per share	-	-	203,289	2	71,148	-	-	71,150

Units of common stock and warrants sold at $0.50 per share	-	-	-	-	-	20,000	-	20,000

Net loss for the year ended December 31, 2012	-	-	-	-	-	-	(1,714,023)	(1,714,023)

Balance, December 31, 2012	-	$-	12,374,479	$124	$1,732,151	$20,000	$(1,828,041)	$(75,766)

The accompanying notes are an integral part of these financial statements.

PREMIER BIOMEDICAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the	For the	May 10, 2010
	Year Ended	Year Ended	(inception) to
	December 31, 2012	December 31, 2011	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,714,023)	$(111,862)	$(1,828,041)
Adjustments to reconcile net loss
to net cash used in operating activities:
Impairment of patents	31,774	14,817	46,591
Depreciation	201	-	201
Imputed interest on non-interest bearing related party debts	626	-	626
Amortization of stock based compensation	1,469,257	-	1,469,257
Decrease (increase) in assets:
Prepaid expenses	(69)	-	(69)
Increase (decrease) in liabilities:
Accounts payable	86,303	2,295	88,598
Accounts payable, related parties	(663)	803	140
Accrued interest, related parties	-	(74)	-
Net cash used in operating activities	(126,594)	(94,021)	(222,697)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments on patent rights and applications	(6,293)	(7,058)	(13,351)
Purchases of property and equipment	(3,243)	-	(3,243)
Net cash used in investing activities	(9,536)	(7,058)	(16,594)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable, related parties	12,000	1,000	15,355
Repayments on notes payable, related parties	-	(3,355)	(3,355)
Proceeds from the sale of common stock	138,150	129,325	267,575
Net cash provided by financing activities	150,150	126,970	279,575

NET CHANGE IN CASH	14,020	25,891	40,284
CASH AT BEGINNING OF PERIOD	26,264	373	-

CASH AT END OF PERIOD	$40,284	$26,264	$40,284

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$187
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of patent rights and applications paid subsequent to period end	$18,423	$-
Cashless exercise of common stock warrants, 250,000 warrants exercised	$2	$-

The accompanying notes are an integral part of these financial statements.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Premier Biomedical, Inc. (“the Company”) was incorporated in the state of Nevada on May 10, 2010 (“Inception”). The Company was formed to develop and market medications and procedures that address several highly visible health issues. The Company will introduce these medications and procedures to larger pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Reclassifications
Certain prior period amounts have been reclassified to conform to the current period presentation. There was no material effect to the financial statements as result of these reclassifications.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company maintains cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent Rights and Applications
Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications are expensed when the application is terminated. We decided to abandon pursuit of certain international patents over our intellectual properties and focus exclusively on the US patent market, and due to the uncertainty of deriving a future economic benefit from our patents, we have impaired and expensed our patent costs, which resulted in $31,774 and $14,817 of impairment expenses for the years ended December 31, 2012 and 2011, respectively.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at May 10, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company recognized $1,469,257 and $-0- of compensation expense related to common stock warrants issued for services for the years ended December 31, 2012 and 2011, respectively.

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

Research and Development Expenses
We anticipate incurring significant research and development expenses in the future as we discover, develop, and bring to market new products and treatments. We do not currently have an estimate of those costs because we do not know the extent or scope of products that we may be able to develop. We have not estimated the amount nor timing of costs, internal or external, that we expect to incur on any of our major research and development projects because we do not have the financial capital necessary to hire consultants and financial analysts necessary to do so. We do intend, in the future at a time when we are more comfortably capitalized, to prepare thorough estimates. There are significant risks associated with developing projects on schedule and within budget, including but not limited to capital funding, loss of market share, and unforeseen product liability. We recognized $78,404 and $-0- of research and development expenses during the years ended December 31, 2012 and 2011, respectively. All previously capitalized patent costs have been expensed related to our patent applications, of which we recognized $31,774 and $14,817 of impairment expenses for the years ended December 31, 2012 and 2011, respectively.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses were $2,938 and $-0- for the years ended December 31, 2012 and 2011, respectively.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements
In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $1,828,041, had negative working capital of ($78,808) and used net cash in operating activities of $222,697 from inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new products and services to begin generating revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

Accounts Payable
The Company owed $18,423 and $-0- as of December 31, 2012 and 2011, respectively, to an entity owned by the Chairman of the Board of Directors. The amounts are related to patent costs.

The Company owed $140 and $-0- as of December 31, 2012 and 2011, respectively, to the Company’s CEO for reimbursable expenses.

Notes Payable
The Company has received short term loans from Officers and Directors as disclosed in Note 6 below.

Common Stock
On June 8, 2012, the Company sold 6,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $2,100 to one of the Company’s Directors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 20, 2011, the Company sold 500,000 founder’s shares at the par value of $0.00001 per share in exchange for proceeds of $5 to a newly appointed director. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The shares issued carried a total fair value of $160, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
500,000 shares of common stock valued at a total of $160, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, at a fair value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s CEO. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, and an intrinsic value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s Chairman of the Board. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold a total of 4,000,000 founder’s shares at the par value of $0.00001 per share in exchange for total proceeds of $40 to four of the Company’s directors. The shares issued carried a total fair value of $1,280, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The fair value of the common stock issuances to the founders using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
1,000,000 shares of common stock issued to each of four Directors valued at $320 each, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Common Stock Warrants
On October 1, 2012, the Company granted 1,000,000 common stock warrants to each of two Directors to purchase a total of 2,000,000 shares of common stock at $1.45 per share for services provided above and beyond their services as Directors. The warrants are fully vested, and are exercisable over seven (7) years from the date of grant. The total fair value of the 2,000,000 common stock warrants using the Black-Scholes option-pricing model is $1,321,496, or $0.6608 per share, based on a volatility rate of 100%, a risk-free interest rate of 0.39% and an expected term of 3.50 years, and was expensed as professional fee expense during the year ended December 31, 2012.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

On September 28, 2012, the Company granted common stock warrants to the Company’s CEO pursuant to the commencement of an employment agreement to purchase a total of 105,000 shares of common stock at $1.45 per share for his services as an Officer. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The fair value of the 105,000 common stock warrants using the Black-Scholes option-pricing model is $74,798, or $0.7315 per share, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $6,773 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2012 and 2011, respectively.

On September 28, 2012, the Company granted common stock warrants to the Company’s Chairman of the Board of Directors pursuant to the commencement of an employment agreement to purchase a total of 105,000 shares of common stock at $1.45 per share for his services as the Chairman of the Board. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The fair value of the 105,000 common stock warrants using the Black-Scholes option-pricing model is $74,798, or $0.7315 per share, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $6,773 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2012 and 2011, respectively.

On September 28, 2012, the Company granted 50,000 common stock warrants to each of nine Directors to purchase a total of 450,000 shares of common stock at $1.45 per share over a seven year period from the grant date for their services as Directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The total fair value of the 450,000 common stock warrants using the Black-Scholes option-pricing model is $320,564, or $0.7315 per share, based on a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized a total of $117,889 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2012 and 2011, respectively.

On September 28, 2012, the Company granted 70,000 common stock warrants to each of three Directors to purchase a total of 210,000 shares of common stock at $1.45 per share for services provided above and beyond their services as Directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured at each period. The total fair value of the 210,000 common stock warrants using the Black-Scholes option-pricing model is $133,788, or $0.6371 per share as of December 31, 2012, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 88%, a risk-free interest rate of 1.18% and an expected term of 7 years. The Company recognized a total of $11,811 and $-0- of professional fee expense during the years ended December 31, 2012 and 2011, respectively.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

On September 28, 2012, the Company granted common stock warrants to one of the Directors to purchase 70,000 shares of common stock at $1.45 per share for services provided above and beyond their services as Directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The total fair value of the 70,000 common stock warrants using the Black-Scholes option-pricing model is $49,865, or $0.7315 per share, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $4,515 and $-0- of professional fee expense during the years ended December 31, 2012 and 2011, respectively.

Note 4 – Patent Rights and Applications

	December 31,	December 31,
	2012	2011

Patent rights and applications	$-	$7,058
Less: accumulated amortization	-	-
	$-	$7,058

The Company amortizes its patent rights and applications on a straight line basis over the expected useful technological or economic life of the patents, which is typically 17 years from the legal approval of the patent applications. All patent applications are currently pending and the Company has no patents that have yet been approved. It is the Company’s policy that it performs reviews of the carrying value of its patent rights and applications on an annual basis. During the years ended December 31, 2012 and 2011, the Company performed reviews of the carrying value of its patent rights and applications and, as a result, the Company wrote off a total book value of $31,774 and $14,817, respectively, in patent rights and applications related to discontinued pursuit of international patents, and due to the uncertainty of deriving a future economic benefit from our patents.

Note 5 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at May 10, 2010. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2012 and 2011, respectively:

	Fair Value Measurements at December 31, 2012
	Level 1	Level 2	Level 3
Assets
Cash	$40,284	$-	$-
Patent rights and applications	-	-	-
Total assets	40,284	-	-
Liabilities
Notes payable, related parties	-	12,000	-
Total liabilities	-	12,000	-
	$40,284	$(12,000)	$-

	Fair Value Measurements at December 31, 2011
	Level 1	Level 2	Level 3
Assets
Cash	$26,264	$-	$-
Patent rights and applications	-	-	7,058
Total assets	26,264	-	7,058
Liabilities
Notes payable, related parties	-	-	-
Total liabilities	-	-	-
	$26,264	$-	$7,058

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the years ended December 31, 2012 or the year ended December 31, 2011.

The Company recorded fair value adjustments of $31,774 and $14,817 during the years ended December 31, 2012 and 2011, respectively, related to the impairment of the carrying value of its patent rights and applications.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 6 – Notes Payable, Related Parties

Notes payable, related parties consist of the following at December 31, 2012 and 2011, respectively:

	December 31,	December 31,
	2012	2011

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from the Company’s CEO. On May 25, 2011, the Company repaid unsecured loans originated in 2010 in the total amount of $1,678, as well as accrued interest of $83 to the Company’s CEO.	$3,000	$-

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand and a from the Company’s Chairman of the Board of Directors. On May 25, 2011, the Company repaid unsecured loans originated in 2010 in the total amount of $1,677, as well as accrued interest of $83 to the Company’s Chairman of the Board of Directors.	3,000	-

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from one of the Company’s Directors.	3,000	-

On May 7, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from one of the Company’s Directors.	3,000	-

Total notes payable, related parties	12,000	-
Less: current portion	12,000	-
Notes payable, related parties, less current portion	$-	$-

The Company recorded interest expense in the amount of $626 and $113 for the years ended December 31, 2012 and 2011, respectively related to notes payable, related parties.

Note 7 – Commitments and Contingencies

On May 9, 2012, we entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, we will work jointly with the University to develop a series of research and development programs around our sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas’ campuses. We will pay the University’s actual overhead for the projects, plus a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and us. The agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 8 – Stockholders’ Equity

Common Stock (2012)
On December 31, 2012, the Company sold 40,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $20,000. The shares were subsequently issued on January 9, 2013, as such, the proceeds are presented as a subscriptions payable at December 31, 2012.

On October 24, 2012, a warrant holder elected to exercise warrants consisting of a 10,000 shares of its common stock pursuant to a unit offering previously sold on February 28, 2011 in exchange for proceeds of $1,000.

On September 21, 2012, four warrant holders elected to exercise warrants consisting of a total of 40,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $4,000.

On various dates from August 9, 2012 through September 18, 2012, the Company issued a total of 420,000 shares of the Company’s common stock at $0.10 per share amongst a total of forty four warrant holders, in exchange for total proceeds of $42,000 pursuant to warrant exercise notices from unit offerings previously sold on February 28, 2011.

On August 15, 2012, the Company sold 3,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $1,050. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 9, 2012, the Company sold 10,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $3,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 9, 2012, the Company sold 10,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $3,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On July 16, 2012, the Company sold 14,285 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $5,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On July 2, 2012, a warrant holder elected to exercise 250,000 cashless warrants of a total of 2,500,000 held, exercisable at $0.00001 per share. As a result, the Company issued an aggregate of 249,990 shares of common stock. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited, had the opportunity to meet with and ask questions of management, and there was no solicitation in connection with the offering.

On June 11, 2012, the Company sold a total of 160,004 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for total proceeds of $56,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 8, 2012, the Company sold 6,000 shares of its common stock and an equal number of warrants exercisable at $0.50 per share over a one year term pursuant to a unit offering in exchange for proceeds of $2,100 to one of the Company’s Directors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

Common Stock (2011)
On various dates from April 1, 2011 through June 3, 2011, the Company sold a total of 228,000 shares of the Company’s common stock at $0.25 per share, in exchange for total proceeds of $57,000 to a total of eighteen independent investors. The Company was able to increase its offering price from its February 28, 2011 offerings due to developments with regard to an anticipated Cooperative Research and Development Agreement, or CRADA, involving clinical tests on patients which it anticipates will be conducted in conjunction with the Department of Defense, along with the increased enterprise value generated from the capital previously received.

On February 28, 2011, the Company sold a total of 723,200 shares of the Company’s common stock at $0.10 per share, along with warrants to purchase a total of 723,200 shares of common stock at $0.10 per share over a two year period beginning one year from the date the Company begins trading on a public stock exchange, in exchange for total proceeds of $72,320 to a total of eighty five independent investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the 723,200 common stock warrants using the Black-Scholes option-pricing model is $1,121, or $0.00155 per share, based on a 105% volatility, risk-free interest rate of 3.27% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $506. The Company was able to increase its offering price as it advanced in the development of its business, along with the progression of events that will enable it to bring the Company to a public trading platform and increase the implied value attributed to the potential liquidity to third party investors.

On January 20, 2011, the Company sold 500,000 founder’s shares at the par value of $0.00001 per share in exchange for proceeds of $5 to a newly appointed director. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The shares issued carried a total fair value of $160, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
500,000 shares of common stock valued at a total of $160, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Common Stock (2010)
On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, at a fair value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s CEO. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

On June 21, 2010, the Company sold 3,000,000 founder’s shares at the par value of $0.00001 per share, and an intrinsic value of $960, or $0.00032 per share, along with warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance and warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 to the Company’s Chairman of the Board. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010, through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The fair value of the common stock issuance to the founder using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
3,000,000 shares of common stock valued at a total of $960, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

The total fair value of the warrant issuances to the founder using the Black-Scholes option-pricing model is as follows:

-
Warrants to purchase 1,000,000 shares of series A convertible preferred stock valued at a total of $890, or $0.00089 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

-
Warrants to purchase 17,000,000 shares of common stock valued at a total of $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010, the Company sold a total of 4,000,000 founder’s shares at the par value of $0.00001 per share in exchange for total proceeds of $40 to four of the Company’s directors. The shares issued carried a total fair value of $1,280, or $0.00032 per share using the Option-pricing Method to Allocation – Option Value by Capital Structure method. The sale of these units was simply to establish the internal ownership, which occurred prior to the commencement of any operational activities, or offerings to the public or friends and family members. The Company was essentially dormant from the date of formation, May 10, 2010 through the date when the unit sales occurred as part of the Company’s formation. As a result, the difference between the fair value of the shares and the cash received was not recorded as compensation expense. The fair value of the common stock issuances to the founders using the Option-pricing Method to Allocation – Option Value by Capital Structure method is as follows:

-
1,000,000 shares of common stock issued to each of four Directors valued at $320 each, or $0.00032 per share, based on a 115% expected price volatility, estimated term of 12 months, risk-free interest rate of 0.29% and a dividends rate of 0%.

Note 9 – Series A Convertible Preferred Stock Warrants

Series A Convertible Preferred Stock Warrants Granted
On June 21, 2010 the Company issued warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 shares of founder’s shares of common stock to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $890, or $0.00089 per share, using the stated term, or ten years, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

On June 21, 2010 the Company issued warrants to purchase 1,000,000 shares of series A convertible preferred stock at $0.001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 shares of founder’s shares of common stock to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $890, or $0.00089 per share, using the stated term, or ten years, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $390.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

Series A Preferred Stock Warrants Cancelled
No series A preferred stock warrants were cancelled during the years ended December 31, 2012 and 2011.

Series A Preferred Stock Warrants Expired
No series A preferred stock warrants were expired during the years ended December 31, 2012 and 2011.

Series A Preferred Stock Warrants Exercised
No series A preferred stock warrants were exercised during the years ended December 31, 2012 and 2011.

The following is a summary of information about the Series A Preferred Stock Warrants outstanding at December 31, 2012.

Shares Underlying Warrants Outstanding				Shares Underlying Warrants Exercisable
Range of Exercise	Shares Underlying Warrants	Weighted Average Remaining Contractual	Weighted Average Exercise	Shares Underlying Warrants	Weighted Average Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.001	2,000,000	7.5 years	$0.001	2,000,000	$0.001

The following is a summary of information about the Series A Preferred Stock Warrants outstanding at December 31, 2011.

Shares Underlying Warrants Outstanding				Shares Underlying Warrants Exercisable
Range of Exercise	Shares Underlying Warrants	Weighted Average Remaining Contractual	Weighted Average Exercise	Shares Underlying Warrants	Weighted Average Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.001	2,000,000	8.5 years	$0.001	2,000,000	$0.001

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2012	2011

Average risk-free interest rates	3.27%	3.27%
Average expected life (in years)	5.0	5.0

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s series A preferred stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its series A preferred stock warrants. During the years ended December 31, 2012 and 2011 there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

There were no series A preferred stock warrants granted during the years ended December 31, 2012 and 2011.

The following is a summary of activity of outstanding series A preferred stock warrants:

		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2010	2,000,000	$0.001
Warrants cancelled	-	-
Warrants granted	-	-
Warrants exercised	-	-
Balance, December 31, 2011	2,000,000	$0.001
Warrants cancelled	-	-
Warrants granted	-	-
Warrants exercised	-	-
Balance, December 31, 2012	2,000,000	$0.001

Exercisable, December 31, 2012	2,000,000	$0.001

Note 10 – Common Stock Warrants

Common Stock Warrants Granted (2012)
On December 31, 2012, the Company sold warrants to purchase 40,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $20,000 in conjunction with the sale of 40,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 1, 2012, the Company granted 1,000,000 common stock warrants to each of two Directors to purchase a total of 2,000,000 shares of common stock at $1.45 per share for services provided above and beyond their services as Directors. The warrants are fully vested, and are exercisable over seven (7) years from the date of grant. The total fair value of the 2,000,000 common stock warrants using the Black-Scholes option-pricing model is $1,321,496, or $0.6608 per share, based on a volatility rate of 100%, a risk-free interest rate of 0.39% and an expected term of 3.50 years, and was expensed as professional fee expense during the year ended December 31, 2012.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

On September 28, 2012, the Company granted common stock warrants to the Company’s CEO pursuant to the commencement of an employment agreement to purchase a total of 105,000 shares of common stock at $1.45 per share for his services as an Officer. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The fair value of the 105,000 common stock warrants using the Black-Scholes option-pricing model is $74,798, or $0.7315 per share, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $6,773 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2012 and 2011, respectively.

On September 28, 2012, the Company granted common stock warrants to the Company’s Chairman of the Board of Directors pursuant to the commencement of an employment agreement to purchase a total of 105,000 shares of common stock at $1.45 per share for his services as the Chairman of the Board. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The fair value of the 105,000 common stock warrants using the Black-Scholes option-pricing model is $74,798, or $0.7315 per share, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $6,773 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2012 and 2011, respectively.

On September 28, 2012, the Company granted 50,000 common stock warrants to each of nine Directors to purchase a total of 450,000 shares of common stock at $1.45 per share over a seven year period from the grant date for their services as Directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The total fair value of the 450,000 common stock warrants using the Black-Scholes option-pricing model is $320,564, or $0.7315 per share, based on a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized a total of $117,889 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2012 and 2011, respectively.

On September 28, 2012, the Company granted 70,000 common stock warrants to each of three Directors to purchase a total of 210,000 shares of common stock at $1.45 per share for services provided above and beyond their services as Directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured at each period. The total fair value of the 210,000 common stock warrants using the Black-Scholes option-pricing model is $133,788, or $0.6371 per share as of December 31, 2012, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 88%, a risk-free interest rate of 1.18% and an expected term of 7 years. The Company recognized a total of $11,811 and $-0- of professional fee expense during the years ended December 31, 2012 and 2011, respectively.

On September 28, 2012, the Company granted common stock warrants to one of the Directors to purchase 70,000 shares of common stock at $1.45 per share for services provided above and beyond their services as Directors. The warrants carry a vesting period of 50% on January 15, 2013 and the remaining 50% vest on June 15, 2013. The option to exercise this warrant shall only be available if the Company’s common stock reaches a bid price of three dollars ($3.00) per share and remains at or above three dollars ($3.00) per share for thirty (30) consecutive trading days on any and all markets or exchanges which the Company’s common stock is traded (triggering event). The warrants are exercisable over seven (7) years after the triggering event. The total fair value of the 70,000 common stock warrants using the Black-Scholes option-pricing model is $49,865, or $0.7315 per share, based on a 76% discount using a 24% probability that the triggering event would be satisfied, a volatility rate of 108%, a risk-free interest rate of 0.49% and an expected term of 3.76 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $4,515 and $-0- of professional fee expense during the years ended December 31, 2012 and 2011, respectively.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

On August 15, 2012, the Company sold warrants to purchase 3,000 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $1,050 in conjunction with the sale of 3,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 9, 2012, the Company sold warrants to purchase 10,000 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $3,500 in conjunction with the sale of 10,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 9, 2012, the Company sold warrants to purchase another 10,000 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $3,500 in conjunction with the sale of 10,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On July 16, 2012, the Company sold warrants to purchase 14,285 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $5,000 in conjunction with the sale of 14,285 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 11, 2012 the Company sold warrants to purchase a total of 160,004 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for total proceeds of $56,000 in conjunction with the sale of 160,004 shares of common stock to a total of seven independent investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 8, 2012 the Company sold warrants to purchase 6,000 shares of common stock at $0.50 per share over a one year period from the date of sale, in exchange for proceeds of $2,100 in conjunction with the sale of 6,000 shares of common stock to an independent investor. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Warrants Granted (2011)
On February 28, 2011 the Company granted warrants to purchase a total of 723,200 shares of common stock at $0.10 per share over a two year period beginning one year from the date the Company begins trading on a public stock exchange, in exchange for total proceeds of $72,320 in conjunction with the sale of 723,200 shares of common stock to a total of eighty five independent investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the 723,200 common stock warrants using the Black-Scholes option-pricing model is $1,121, or $0.00155 per share, based on a 105% volatility, risk-free interest rate of 3.27% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $506.

Common Stock Warrants Granted (2010)
On June 21, 2010 the Company issued warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 founder’s shares of common stock to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010 the Company issued warrants to purchase 17,000,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance, in exchange for proceeds of $30 in conjunction with the sale of 3,000,000 founder’s shares of common stock to the Company’s Chairman of the Board. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $3,910, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $1,530.

On June 21, 2010 the Company issued warrants to purchase 2,500,000 shares of common stock at $0.00001 per share over a ten year period from the date of issuance to the Company’s securities attorney, as an offering cost for the sale of a total of 10,000,000 founder’s shares of common stock to the Company’s Officers and Directors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The total fair value of the warrants using the Black-Scholes option-pricing model is $575, or $0.00023 per share, based on a 105% volatility, risk-free interest rate of 3.26% and a 25% discount due to lack of marketability. The intrinsic value of the warrants was $225.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

Common Stock Warrants Cancelled
No warrants were cancelled during the years ended December 31, 2012 and 2011.

Common Stock Warrants Expired
No warrants expired during the years ended December 31, 2012 and 2011.

Common Stock Warrants Exercised
A total of 720,000 warrants were exercised during the year ended December 31, 2012 in exchange for total proceeds of $47,000. No warrants were exercised during the year ended December 31, 2011.

The following is a summary of information about the Common Stock Warrants outstanding at December 31, 2012.

Shares Underlying Warrants Outstanding				Shares Underlying Warrants Exercisable
Range of Exercise	Shares Underlying Warrants	Weighted Average Remaining Contractual	Weighted Average Exercise	Shares Underlying Warrants	Weighted Average Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.00001 – $1.45	39,686,489	7.3 years	$0.00195	38,746,489	$0.07891

The following is a summary of information about the Common Stock Warrants outstanding at December 31, 2011.

Shares Underlying Warrants Outstanding				Shares Underlying Warrants Exercisable
Range of Exercise	Shares Underlying Warrants	Weighted Average Remaining Contractual	Weighted Average Exercise	Shares Underlying Warrants	Weighted Average Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.00001 – $1.10	37,223,200	8.3 years	$0.00195	36,500,000	$0.00001

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

	December 31,	December 31,
	2012	2011

Average risk-free interest rates	0.63%	3.27%
Average expected life (in years)	2.9	5.0

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock warrants. During the years ended December 31, 2012 and 2011 there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock was approximately $0.42409 and $0.00155 per warrant granted during the years ended December 31, 2012 and 2011, respectively.

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2010	36,500,000	$0.00001
Warrants cancelled	-	-
Warrants granted	723,200	0.10
Warrants exercised	-	-
Balance, December 31, 2011	37,223,200	$0.00195
Warrants cancelled	-	-
Warrants granted	3,183,289	1.38054
Warrants exercised	(720,000)	(0.06528)
Balance, December 31, 2012	39,686,489	$0.11138

Exercisable, December 31, 2012	38,746,489	$0.07891

Note 11 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

For the years ended December 31, 2012 and 2011, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2012 and December 31, 2011, the Company had approximately $369,635 and $135,820 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

The components of the Company’s deferred tax asset are as follows:

	December 31,	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carry forwards	$129,370	$47,500

Net deferred tax assets before valuation allowance	$129,370	$47,500
Less: Valuation allowance	(129,370)	(47,500)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2012 and 2011, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	December 31,	December 31,
	2012	2011

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 12 – Subsequent Events

Common Stock, Related Parties
On February 27, 2013, the Company sold 500,000 shares of its common stock to the Chairman of the Board of Directors in exchange for proceeds of $25,000.

Premier Biomedical, Inc.
(A Development Stage Company)
Notes to Financial Statements

On February 13, 2013, the Company sold 1,500,000 shares of its common stock to a Director in exchange for proceeds of $75,000.

On February 27, 2013, the Company sold 1,000,000 shares of its common stock to a Director in exchange for proceeds of $50,000.

Common Stock
On March 11, 2013, a warrant holder elected to exercise warrants consisting of a 10,000 shares of its common stock pursuant to a unit offering previously sold on February 28, 2011 in exchange for proceeds of $1,000.

On March 11, 2013, the Company sold 10,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $5,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On March 2, 2013, the Company granted 50,000 shares of common for services performed. The total fair value of the common stock was $36,450 based on the closing price of the Company’s common stock on the date of grant.

On February 17, 2013, the Company sold 5,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $2,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 10, 2013, the Company sold 20,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $10,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 30, 2013, the Company sold 60,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $30,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 22, 2013, the Company sold 15,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $7,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 9, 2013, the Company issued 40,000 shares of its common stock that were sold on December 31, 2012 pursuant to a unit offering in exchange for proceeds of $20,000 that were presented as a subscriptions payable at December 31, 2012.

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

______________________________

TABLE OF CONTENTS

Dealer Prospectus Delivery Obligation.  Until October 17, 2014; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

15,000,000 SHARES

PREMIER BIOMEDICAL, INC.

__________________________

PROSPECTUS
__________________________

January 17, 2014